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                                                                    EXHIBIT 99.2
                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT, made and entered into as of April 26, 2000, by and among ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), as seller, and RDVEPCO, L.L.C., a Michigan limited liability company, GROUP ONE INVESTORS, L.L.C., a Michigan limited liability company, and HOLIDAY RETIREMENT 2000, LLC, a Washington limited liability company, each individually a "Purchaser" and, collectively, the "Purchasers"), as purchasers.

                                    RECITALS:

         Subject to the terms and conditions of this Agreement, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to purchase from the Company, 1,250,000 shares of the Company's Series A 9.75% Convertible Pay-In-Kind Preferred Stock, stated value $4.00 per share (the "Series A Stock"), and $42,500,000 face amount of the Company's Series A 9.75% Convertible Pay-In-Kind Debentures (the "Series A Debentures") and a minimum of $90,426,000 face amount of the Company's Series B 9.75% Convertible Pay-in-Kind Debentures (the "Series B Debentures," together with the Series A Debentures, collectively the "Debentures").

         The Debentures and the Series A Stock to be purchased hereunder by the Purchasers are sometimes collectively referred to as the "Securities".

         NOW, THEREFORE, the parties hereto promise and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, as used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

         "Acting Purchasers" is defined in Section 12.1(a) of this Agreement.

         "Additional Debentures" is defined in Section 2.2 of this Agreement.

         "Affiliate" means, with respect to any Person, either (i) any Subsidiary of such Person, or (ii) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this agreement and all of the exhibits and schedules hereto.

         "AMEX" is defined in Section 3.1(g) of this Agreement.


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         "Business Day" means any day except Saturday, Sunday and any day that is a legal holiday or on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Closing Dates" shall mean each of the Initial Closing Date and each Subsequent Closing Date.

         "Common Stock" means the $.01 par value common stock of the Company.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Conversion Securities" means the Common Stock or Series B Stock of the Company into which the Securities are convertible in accordance with their respective terms.

         "Current SEC Documents" is defined in Section 3.1(l)(i) of this Agreement.

         "Debentures" has the meaning set forth in the Recitals to this Agreement.

         "Designation" means collectively those certain certificates of designation of rights and preferences and other characteristics of the Series A Stock and the Series B Stock in substantially the form of Exhibits A-1 and A-2, respectively, hereto pursuant to which the Preferred Stock shall be authorized by the Company.

         "Equity Holder" means each Purchaser and any other Person that owns any equity securities of the Company, any options, rights or warrants to acquire any equity securities of the Company or any debt securities, or the right to acquire any debt securities, of the Company which are convertible into or exchangeable for any equity securities of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Financial Model" is defined in Section 4.12 of this Agreement.

         "Financing Proposal" is defined in Section 10.1 of this Agreement.

         "Indenture" means that certain Indenture in substantially the form of Exhibit B hereto to be dated as of the Initial Closing Date between the Company and a trustee reasonably acceptable to the Company and the Acting Purchasers, setting forth the rights and privileges of the Debentures and pursuant to which the Debentures will be issued and authenticated.

         "Initial Closing" is defined in Section 2.1(b) of this Agreement.

         "Initial Closing Date" is defined in Section 2.1(b) of this Agreement.

         "Initial Securities" is defined in Section 2.1(a) of this Agreement.


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         "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

         "Losses" with respect to any Person means all claims, actions, liabilities, obligations, losses, damages, penalties, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever (including, without limitation, reasonable attorney's fees) actually suffered or incurred by such Person.

         "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such other changes or effects, is or would reasonably be expected to be materially adverse to the business, operations, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the Company's ability to perform its obligations hereunder.

         "Permitted Purchaser Assignee" is defined in Section 14.4 of this Agreement.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Preferred Stock" means the Series A Stock and the Series B Stock.

         "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

         "Registration Rights Agreement" means a registration rights agreement providing customary demand and piggyback registration rights to the Purchasers with respect to the Securities, in form and substance reasonably acceptable to the parties hereto.

         "Restated Bylaws" are defined in Section 3.1(a) of this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" is defined in Section 3.1(l)(i) of this Agreement.

         "Securities" has the meaning set forth in the Recitals to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series B Stock" means the Company's Series B Participating Preferred Stock having the terms set forth in the Designation to be filed pursuant to
Section 3.1(a) hereof.

         "Special Committee" means the Equity Investment Committee of the Board of Directors of the Company established by the Board of Directors of the Company on March 20, 2000.

         "Subsequent Closing" has the meaning set forth in Section 2.2(b) of this Agreement.


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         "Subsequent Closing Date" has the meaning set forth in Section 2.2(b)
of this Agreement.

         "Subsidiary" means, as to any Person, any corporation, limited partnership, limited liability company or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Superior Proposal" is defined in Section 10.1 of this Agreement.

         "TPI" means Third Party Investors I, LLC, a Delaware limited liability company.

         "TPI Member" is defined in Section 9.1 of this Agreement.

         "TPI Membership Interest" is defined in Section 9.1 of this Agreement.

         "TPI Membership Interest Value" is defined in Section 9.1 of this Agreement.

         "TPI-HCR" means TPI-HCR, LLC, a Delaware limited liability company.

         "TPI-HCR Assignee" is defined in Section 8.1 of this Agreement.

         "TPI-HCR Membership Interest" is defined in Section 8.1 of this Agreement.

         "TPI-HCR Membership Interest Value" is defined in Section 8.1 of this Agreement.

         "Transaction Documents" is defined in Section 3.1(d) of this Agreement.

                                   ARTICLE II
                             PURCHASE OF SECURITIES

         Section 2.1. Purchase of Securities; the Initial Closing.

         (a) On the terms and subject to the conditions herein set forth, the Company agrees to sell to the Purchasers and the Purchasers agree to purchase from the Company on the Initial Closing Date an aggregate of (i) 1,250,000 shares of the Series A Stock for the purchase price of $4.00 per share, or an aggregate of $5,000,000, (ii) an aggregate of $42,500,000 in face amount of the Series A Debentures for a purchase price equal to the face amount thereof, and
(iii) an aggregate of $90,426,000 in face amount of the Series B Debentures for a purchase price equal to the face amount thereof. The shares of Series A Stock and face amount of Debentures to be purchased on the Initial Closing Date are hereinafter referred to collectively as the "Initial Securities." The amount of the Initial Securities to be purchased by and sold to each of the Purchasers is set forth opposite the name of each of the Purchasers on Schedule 2.1(a).


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         (b) The purchase and sale of the Initial Securities shall take place at a closing (the "Initial Closing") to be held at the offices of the Company, 10000 Innovation Drive, Milwaukee, Wisconsin 53226, at 10:00 a.m. local time, on or before May 31, 2000, provided that all conditions set forth in Article IV,
Article V and Article VI have been satisfied or waived, or at such other time or place as the Company and the Purchasers mutually agree (such date, the "Initial Closing Date").

         (c) Delivery of the Initial Securities shall be made at the Initial Closing by delivery to the respective Purchasers, against payment of the purchase price therefor provided in this Section 2.1 of stock certificate(s) and Debentures representing the Initial Securities duly registered in the name of the respective Purchasers.

         (d) Except as provided in Section 8.1 or Section 9.1, payment of the purchase price to the Company for the Initial Securities purchased by each of the Purchasers shall be made by each of them by wire transfer of same day funds to an account designated by the Company therefor and in the manner as set forth in a closing statement in form and substance reasonably satisfactory to the parties hereto.

         (e) The obligation of the Purchasers is several and not joint and no Purchaser shall be liable for the failure of any other Purchaser to fulfill its obligations under this Agreement.

         Section 2.2.      Purchase of Additional Debentures.

         (a) On the terms and subject to the conditions herein set forth, at any time after the Initial Closing Date and not later than ninety (90) days after the Initial Closing Date, each Purchaser shall have the right from time to time to purchase at the face amount thereof from the Company a pro rata portion of Series B Debentures having an aggregate face amount of $65,000,000 (the "Additional Debentures") as set forth opposite the name of each Purchaser on
Schedule 2.1(a) by tendering payment therefor to the Company; provided, however, that no Purchaser may exercise its right to purchase Additional Debentures more than twice without the prior consent of the Company.

         (b) The purchases and sales of the Securities under Section 2.2(a) ("Subsequent Closings") shall be held at the offices of the Company, 10000 Innovation Drive, Milwaukee, Wisconsin 53226 at 10:00 a.m. local time on the date one (1) business day after the receipt by the Company of the tender of payment by a Purchaser pursuant to Section 2.2(a) ("Subsequent Closing Dates") by wire transfer of same day funds to the account designated by the Company therefor.

         Section 2.3. Commitment Fee. Upon the Initial Closing, the Company shall pay to certain of the Purchasers the sum of $3,000,000.00 as a commitment fee for the purchase of the Securities as set forth on Schedule 2.1(a).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of the Company. In order to induce Purchasers to enter into this Agreement and to purchase the Securities, the Company hereby


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represents and warrants to, and agrees with, Purchasers and their successors, endorsees and assigns that, notwithstanding any independent investigation made or not made, inquiry or knowledge of the Purchasers:

         (a) Statement of Designation; Adoption of Amended and Restated Bylaws. Before the Initial Closing, the Company will file the Designation with the Secretary of State of the State of Delaware. Upon such filing, the Designation and the resolutions of the Company's Board of Directors contained therein will be in full force and effect. On or before the Initial Closing, the Board of Directors shall adopt the Amended and Restated Bylaws in the form of Exhibit C hereto ("Restated Bylaws") and the same shall be in full force and effect at the time of the Initial Closing.

         (b) Organizational Documents. The Company has delivered to Purchaser an accurate and complete copy of (a) its Restated Certificate of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Delaware ("Restated Certificate"), and (b) its Amended and Restated Bylaws as presently in effect (the "Current Bylaws"), certified by its Secretary or Assistant Secretary.

         (c) Existence and Qualification. The Company and each Subsidiary is a corporation, general partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business and in good standing in each other jurisdiction in which its ownership of property or conduct of business requires it to qualify or, if not so qualified, is not subject to material liability by reason of its failure to be so qualified.
Schedule 3.1(c) hereto lists all of the Subsidiaries.

         (d) Power and Authority. The Company and each Subsidiary have all applicable statutory power and authority necessary to own, operate or lease their respective properties and assets and to conduct their respective businesses as now conducted by them. The Company has all corporate power and authority necessary to issue the Securities pursuant to the Designation and the Indenture, and to execute, deliver, and perform its obligations under this Agreement, and the Registration Rights Agreement (collectively, the "Transaction Documents").

         (e) Corporate Action. The Company has taken all corporate action required to authorize the issuance, in accordance with the terms and conditions hereof, of the Securities pursuant to the Designation and the Indenture and the execution, delivery and performance of the Transaction Documents.

         (f) Execution and Delivery. The Company has duly executed and delivered, or, as applicable, at the Initial Closing will execute and deliver, each of the Transaction Documents. The stock certificates and Debentures representing the Securities, when delivered, will have been duly and properly authorized, executed and delivered pursuant to the Designation and the Indenture.

         (g) Consents; Governmental Approvals. Except as set forth in Schedule 3.1(g), no consent or approval of any Person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of the Company in connection with the offer,


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issuance and sale of the Securities, the issuance of the Conversion Securities upon conversion of the Securities, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for (i) the filing of the Designation with the Secretary of State of the State of Delaware, and (ii) filings with the SEC, the American Stock Exchange ("AMEX") and applicable authorities pursuant to applicable state securities laws that may be required; each of which shall have been obtained (subject to notice of issuance in the case of clause (ii) above) or made prior to or simultaneously with the closing of the sale of (A) Initial Securities on the Initial Closing Date or (B) any Additional Debentures on any applicable Subsequent Closing Date.

         (h) Binding Effect. Each of the Transaction Documents is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies.

         (i) Absence of Conflicts. Except as set forth in Schedule 3.1(g), the issuance of the Securities and the execution, delivery and performance of the Transaction Documents by the Company do not and will not (i) conflict with or violate any provision of the Restated Certificate or the Restated Bylaws, or
(ii) conflict with or result in a violation, breach or default by the Company or any of the Subsidiaries under any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it or any of the Subsidiaries, or (iii) result in the creation or imposition of any lien, encumbrance or other charge on any of its or any of the Subsidiaries' properties or assets. Except as set forth in Schedule 3.1(g), the issuance of the Securities and the execution, delivery and performance of the Transaction Documents by the Company do not and will not conflict with or result in a violation, breach or default by the Company or any of the Subsidiaries under any provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it or any of the Subsidiaries is a party or will be a party immediately after the Initial Closing, or by which or to which it or any of the Subsidiaries or any of its or any of the Subsidiaries' property or assets is now or immediately after the Initial Closing will be bound or subject, except for such conflicts, violations, breaches or defaults which would not have, or reasonably be expected to have, a Material Adverse Effect.

         (j) No Defaults. Except as set forth in Schedule 3.1(j), none of the Company or the Subsidiaries is, or immediately after each of the Initial Closing and each Subsequent Closing will be, in default under or in violation of its certificate of incorporation or bylaws or comparable organizational documents. Except as set forth in Schedule 3.1(j) and except for such defaults or violations which would not have, or reasonably be expected to have, a Material Adverse Effect, none of the Company or the Subsidiaries is, or immediately after each of the Initial Closing and each Subsequent Closing will be, in default under or in violation of (i) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (ii) any other agreement or instrument to which it is a party, or (iii) any certification or approval requirement of any customer, supplier, or other Person (excepting governmental authorities).

         (k) Capitalization and Stockholders. Except as set forth in Schedule 3.1(k), the entire authorized, issued and outstanding capital stock of the Company is as set forth in the Current


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SEC Documents. Immediately after each of the Initial Closing and each Subsequent
Closing, all outstanding shares of capital stock of the Company will be duly and validly issued. Except as set forth in Schedule 3.1(k) and except for the Securities, after each of the Initial Closing and each Subsequent Closing, there will be no options, warrants or other rights outstanding or proposed involving the issuance of any additional shares of capital stock of the Company or any securities outstanding or proposed which are or will be convertible into or exchangeable for shares of capital stock of the Company.

         (l)  SEC Documents.

                  (i) The Common Stock of the Company is registered pursuant to
         Section 12(b) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) thereof, in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to the Purchasers true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1998 and 1999 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1998, and (iii) each other report, registration statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC Documents"; the most recent Form 10-K and the items referred to in clause (iii) above, collectively, the "Current SEC Documents"). The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

                  (ii) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (m) Financial Statements. The financial statements of the Company included in the Current SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


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         (n) No Material Adverse Effect. Since December 31, 1999, the date through which the most recent annual report of the Company has been prepared and filed with the SEC, a copy of which is included in the Current SEC Documents, there has been no Material Adverse Effect, except as otherwise disclosed or reflected in Current SEC Documents or other public announcements of the Company, or otherwise disclosed in writing to the Purchasers on or before the date of this Agreement.

         (o) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of the Subsidiaries, or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed in writing to the Purchasers on or before the date of this Agreement.

         (p) No General Solicitation. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

         (q) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

         (r) Brokers. The Company represents and warrants that it has employed no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated, except as the Company has previously disclosed in writing to the Purchasers.

         (s) Untrue or Misleading Statements. Neither this Agreement nor any other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company to the Purchasers in connection with the transactions contemplated by this Agreement, (including the Current SEC Documents but excluding any financial forecasts or projections furnished to or reviewed by the Purchaser), when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statement were made. With respect to financial forecasts, estimates, budgets and projections the Company has furnished to the Purchasers, such materials have been reasonably prepared on a basis reflecting reasonable estimates and judgments of the management of the Company as to the future performance of the Company and the Subsidiaries.

         (t) Reservation of Common Stock and Series B Stock. As of the Initial Closing and each Subsequent Closing, the Company shall have reserved for issuance, and will at all times keep available, a sufficient number of shares of Common Stock and Series B Stock to permit the conversion of all Securities into Common Stock or Series B Stock, respectively. Such Common Stock and Series B Stock when issued upon such conversion will be duly authorized, fully paid and nonassessable.


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         (u) Status of Securities. The Securities, upon issuance by the Company following receipt of the consideration provided for herein and satisfaction of the other conditions set forth herein, will be duly authorized, fully paid and nonassessable.

         (v) Government Regulations. The Company is not (i) an "investment company" as defined in or subject to regulation under the Investment Company Act of 1940, as amended, or controlled by an "investment company", or (ii) subject to regulation under the Public Utility Holding Company Act of 1935.

         (w) Year 2000 Compliance. All computer applications (including to the knowledge of the Company after due inquiry, those of its suppliers and vendors) that are material to the conduct of the business of the Company and any of the Subsidiaries are able to perform properly date sensitive functions for all dates before and after January 1, 2000 (i.e., "Year 2000 Compliant"), except as described in the Current SEC Documents.

         (x) Environmental Laws. Each of the Company and the Subsidiaries is in compliance, in all material respects, with and not subject to any material liability under applicable Environmental Laws (as defined below). Each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Laws, and has, and is in compliance, in all material respects, with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law. No lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiaries. None of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERLA"), or any comparable state law. No property or facility of the Company or any of the Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA, or is listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

         For purposes of this Agreement, "Environmental Laws" means the (a) Toxic Substances Control Act, 15 USC 2601 et seq.; (b) National Historic Preservation Act, 16 USC 470 et seq.; (c) Coastal Zone Management Act of 1972, 16 USC 1451 et seq.; (d) Rivers and Harbors Appropriation Act of 1899, 33 USC 401 et seq.; (e) Clean Water Act, 33 USC 1251 et seq.; (f) Flood Disaster Protection Act of 1973, 42 USC 4001 et seq.; (g) National Environmental Policy Act of 1969, 42 USC 4321 et seq.; (h) Resource Conservation and Recovery Act of 1976 (RCRA), 42 USC 6901 et seq.; (i) Clean Air Act, 42 USC 7401 et seq.; (j) Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 USC 9601 et seq.; (k) Hazardous Materials Transportation Act, 49 USC 1801 et seq.; (l) Safe Drinking Water Act, 42 USC 300f et seq.; (m) Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq.; (n) Federal Insecticide, Fungicide, and Rodenticide Act, 7 USC 136 et seq.; (o) Occupational Safety and Health Act, 29 USC 651 et seq.; and (p) all other federal, state, county, municipal and local, foreign, and other statutes, laws, regulations, and ordinances that


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relate to or deal with pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened released therefrom, all as may be amended from time to time.

         For purposes of this Agreement, "Hazardous Substance" means (A) any flammable or combustible substance, explosive, radioactive material, hazardous waste, toxic substance, pollutant, contaminant, or any related materials or substances identified in or regulated by any of the Environmental Laws; and (B) asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde, chemicals and chemical wastes, explosives, known carcinogens, petroleum products and by-products (including fractions thereof), and radon.

         (y) Insurance. The Company and each of the Subsidiaries maintain, and continuously since January 1, 1996 have maintained, insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is outstanding and in force.

         (z) Certain Representations as to Real Estate Matters. The most recent consolidated balance sheet and any notes thereto included in the financial statements filed with the SEC by the Company reflect, in accordance with generally accepted accounting principles, the real property owned (the "Owned Property"), leased (the "Leased Property") or managed with an option to purchase (the "Managed Property" and, collectively, with the Real Property and the Leased Property, the "Real Property") by the Company and the Subsidiaries as of the date thereof. The Company or a Subsidiary has good and marketable title to the Owned Property, free and clear of any Liens, except for (i) mortgage liens, security interests and equipment and vehicle leases securing repayment of indebtedness of the Company or any of the Subsidiaries, (ii) statutory liens for current taxes not yet delinquent, (iii) mechanics', carriers', workers', repairers' and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations not yet due and payable, (iv) Liens and other matters that are listed on Schedule 3.1(z) hereto or that will be satisfied, discharged or removed at or prior to Closing, (v) easements, rights-of-way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate interfere in any material respect with the business of the Company, (vi) leases and/or subleases to joint venture entities or partners entered into in the ordinary course of the Company's business on or before December 31, 1999, and (vii) leases and/or subleases in the ordinary course of business to operators of food service, medical, hair care, recreational and other services and amenities for individual residents of the Real Property (the matters described in clauses (i) through (vii) are together called the "Permitted Encumbrances").

         The Company or a Subsidiary has a valid and binding leasehold interest in each Leased Property free and clear of any Liens created by, through or under the Company or a Subsidiary except for Permitted Encumbrances.

         The Company or a Subsidiary has a valid and binding management agreement for each Managed Property.

         There are no eminent domain proceedings pending or threatened against the Real Property or any material portion thereof which proceedings (if resulting in a taking) could be expected, individually or in the aggregate, to have a Material Adverse Effect on the use of such Real Property as currently used in the operation of the business of the Company and the Subsidiaries. The Real Property and the improvements thereon (including the roof and structural portions of each building) are in good operating order and condition, subject to ordinary wear and tear. There are no structural, mechanical or other defects of a material nature in any improvements located on the Real Property. All building systems in respect of the Real Property are in good condition and working order, subject to ordinary wear and tear. The Real Property is served by all utilities required or necessary for the present use thereof.

         (aa) ERISA. The Company and the Subsidiaries have complied in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), in connection with the Benefit Plans (as defined below). No reportable event, as defined in Section 4043 of ERISA, has occurred during the past five years with respect to any Benefit Plan that is subject to Title IV of ERISA, except where notice for such reportable event is waived by statutes or regulations. There have been no non-exempt prohibited transactions under the Code or ERISA with respect to any Benefit Plan which could result in a material liability to the Company or any Subsidiary. The present value of all accrued benefits under each Benefit Plan subject to Title IV of ERISA (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, as of such date, by $100,000. Neither of the Company, any Subsidiary, or any Commonly Controlled Entity (as defined below) has any material liability with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA). There are no material liabilities of the Company or any Subsidiary for post-retirement benefits to be provided to their current and former employees under Benefit Plans which are welfare benefit plans (as described in Section 3(1) of ERISA), other than with respect to benefits mandated by applicable law. With respect to each Benefit Plan, no event has occurred and there exists no conditions or set of circumstances in connection with which the Company or any Subsidiary may, directly or indirectly (through a Commonly Controlled Entity or otherwise) be subject to material liability under the Code, ERISA or any other applicable law, except for liability for benefit claims, funding obligations and administrative expenses payable in the ordinary course. For purposes of this paragraph, (i) "Commonly Controlled Entity" shall mean any Person or entity that, together with the Company, any Subsidiary or any Commonly Controlled Entity, is treated as a single employer under Section 414(b) or (c), of the Code (or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, Section 414(m) or (o) of ERISA), and (ii) "Benefit Plan" shall mean any "employee benefit plan," as defined in Section 3(3) of ERISA, which is maintained or contributed to by the Company, a Subsidiary or Commonly Controlled Entity to which the Company, a Subsidiary or any Commonly Controlled Entity may have liability.

         (bb) Labor Relations. Neither the Company nor any of the Subsidiaries is a party to or bound by any labor agreement or collective bargaining agreement respecting the employees of the Company or the Subsidiaries, nor is there pending or, to the knowledge of the Company or any Subsidiary, threatened, any strike, walkout, slowdown or other work stoppage by the employees of the Company or any Subsidiary. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employee of the Company or the Subsidiaries, the Company and the Subsidiaries are in compliance, in all material respects, with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours.

         (cc) Licenses. Each of the Company and the Subsidiaries holds all material licenses, permits, approvals, certificates of inspection, other authorizations, filings and registrations which are necessary for it to operate its business as presently conducted (collectively, the "Licenses"). Except as set forth on Schedule 3.1(cc) and except for instances in which such failure to maintain good standing or proceedings do not and would not reasonably be expected to materially and adversely affect the Company's or the Subsidiary's ability to operate any residence to which such License relates, the Licenses are in good standing and the Company has no knowledge that any disciplinary proceeding in respect thereof is pending. Except as set forth on Schedule 3.1(cc), there is no proceeding pending, or to the knowledge of the Company or any Subsidiary, threatened or probable of assertion to revoke or limit any such Licenses. Upon obtaining the consents and approvals described on Schedule 3.1(g), none of the transactions contemplated by the Transaction Documents will terminate, violate or limit the effectiveness of any such Licenses. With respect to renewal of Licenses, the Company and the Subsidiaries have taken, in a timely manner, all action known or anticipated to be required to be taken by the Company and the Subsidiaries reasonably necessary to secure the renewal of the Licenses prior to the date of their respective expirations. Neither the Company nor any of the Subsidiaries has any information which would reasonably impact their ability to secure the renewals of the Licenses prior to the date of their respective expirations.

         (dd) Legal Compliance. Each of the Company and Subsidiaries has complied and is in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local and foreign governments (and all agencies thereof) and of any self-regulatory agencies that regulate the Company and/or the Subsidiaries, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.1(dd), neither the Company nor any of the Subsidiaries has received any notification of any asserted present or past failure by it to comply with such laws, rules, regulations, codes, plans, injunctions, orders, decrees, rulings or charges, except where failure to so comply would not, and would not reasonably be expected to, have a Material Adverse Effect.

         (ee) Litigation; Proceedings. Except as set forth in Schedule 3.1(ee),
(i) there are no material actions, suits, proceedings, investigations or claims (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary, or the assets, business or goodwill of the Company or any Subsidiary, in any court or before any arbitrator of any kind or before or by any governmental or regulatory body or agency; and (ii) there is no material outstanding order, writ, injunction or decree of or stipulation with any court, arbitrator or governmental or regulatory body or agency against the Company or any Subsidiary, or the assets, business or goodwill of the Company or any Subsidiary.

         (ff)     Tax Matters.

                  (i) All Federal, state and local income, and all other material federal, state and local, tax returns and tax reports required as of the date hereof to be filed by the Company or any of the Subsidiaries for taxable periods ending prior to the date hereof and as of each of the Initial Closing and each Subsequent Closing, have been or will be duly and timely filed prior to the due date (as such date may be lawfully extended) by the Company with the appropriate governmental agencies, and all such returns and reports are true, correct and complete in all material respects.

                  (ii) All Federal, state and local income, and all material federal, state and local profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Company or any of the Subsidiaries for all periods prior to the date hereof and as of each of the Initial Closing and each Subsequent Closing, have been fully paid or adequately reserved for by the Company or any of the Subsidiaries, as applicable, or, with respect to Taxes required to be accrued, the Company has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Company.

                  (iii) (A) Neither the Company nor any of the Subsidiaries has received any notice of any assessed or proposed material claim or deficiency against it in respect of, or of any present material dispute between it and any governmental agency concerning, any Taxes; (B) no examination or audit of any material tax return or report of the Company or any of the Subsidiaries by any applicable taxing authority is currently in progress; and (C) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material tax return or report of the Company or any of the Subsidiaries.

         (gg) Intellectual Property. Except as set forth in Schedule 3.1(gg) the Company and the Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all material trademarks, patents, copyrights, trade names, service marks, software and know-how ("Intellectual Property") necessary for the operation of its businesses as presently conducted. Except as set forth in Schedule 3.1(gg), to the knowledge of the Company and the Subsidiaries, neither the Company nor the Subsidiaries have interfered with or otherwise come into conflict with any Intellectual Property rights of third parties, nor has any third party interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or the Subsidiaries. Except as set forth in Schedule 3.1(gg), there is no existing claim or, to the knowledge of the Company and the Subsidiaries, any basis for any claim against the Company or the Subsidiaries
(A) that any of its or the Subsidiaries' operations, activities or products infringe the Intellectual Property or other property rights of others or (B) that the Company or the Subsidiaries are wrongfully or otherwise using the property rights of others.

         (hh) Title to Assets; Related Matters. The Company and the Subsidiaries have good and marketable title to all of their respective material assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, including, without limitation, capital leases and leasehold interests and all of the assets in the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999, except those transferred in the ordinary course of business since December 31, 1999, are free and clear of all encumbrances and liens except for Permitted Encumbrances, taxes not yet due and payable and except as otherwise described in the Current SEC Documents.

         (ii) Submissions to AMEX for Waiver of Stockholder Vote Requirement. The submissions made by the Company to the AMEX in connection with the request by the Company for a waiver of the requirement of a stockholder vote to approve the sale of the Securities and the consummation of any of the other transactions contemplated by this Agreement which would have otherwise required such approval under the rules and regulations of the AMEX are true and correct in all material respects.

         (jj) Certain Financial Information. Attached hereto as Schedule 3.1(jj)-1 is an aged accounts payables of the Company as of April 24, 2000, which schedule is true and correct in all material respects. Attached as
Schedule 3.1(jj)-2 is a weekly cash flow schedule through August 31, 2000 reflecting management's reasonable expectations with respect to future cash flow. Attached hereto as Schedule 3.1(jj)-3 is a true and correct list of all guaranties to which the Company is subject, which schedule is true and correct in all material respects.

         Section 3.2. Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

         (a) Investment Intent. The Securities to be acquired hereunder, and the Conversion Securities to be acquired upon conversion of any of the Securities acquired hereunder, by such Purchaser are being, or will be, acquired for such Purchaser's own account with no intention of distributing or reselling such Securities or Conversion Securities or any part thereof or interest therein in any transaction that would be in violation of the securities laws of the United States or any State. It is understood that the certificates evidencing the Securities may bear one or more legends, including a legend substantially as follows:

                  The securities evidenced by this certificate have not been registered under the Act, or applicable state securities law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities, (ii) this corporation receives an opinion of legal counsel for the holder of these securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

         (b) Purchaser Status. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

         (c) Authorization; Execution. The purchase of the Securities to be acquired hereunder by such Purchaser has been duly and properly authorized by such Purchaser by all necessary action and the Transaction Documents to which it is a party have been duly executed and delivered by it, and neither the purchase of the Securities to be acquired hereunder nor the execution and performance of the Transaction Documents conflicts with or violates any law, regulation or court order applicable to it or any other agreement to which it is subject, including, in the case of each Purchaser which is an entity, its governing instruments.

         (d) Organization; Organizational Documents. In the case of each Purchaser which is an entity, such Purchaser is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization; has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted except where a lack of such power would not reasonably be expected to have a material adverse effect upon the financial condition, business, or results of operations of such Purchaser; and has all the power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents.

         (e) Consents; Governmental Approvals. No consent or approval of any Person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of such Purchaser in connection with the purchase of the Securities, the execution, delivery or performance by such Purchaser of any of the Transaction Documents or the completion of the transactions contemplated thereby.

         (f) Binding Effect. Each of the Transaction Documents to which it is a party is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally or limitations on the availability of equitable remedies.

         (g) Beneficial Ownership. To the best of such Purchaser's knowledge, such Purchaser "beneficially owns" (as that term is used in Section 13(d) of the Exchange Act) the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 3.2(g) attached hereto.

         Section 3.3. Representations and Warranties of TPI Members. Each TPI member, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Initial Closing Date, as follows:

         (a) Each TPI Member holds of record and owns beneficially its respective TPI Membership Interest as set forth on Schedule 2.1(a) free and clear of any restriction on transfer (other than any restrictions under applicable federal and state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, pledges or other claims of any type except for the collateral assignments referred to in
Section 9.1(a) below. Each TPI Member is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer or otherwise dispose of all or any part of its TPI Membership Interest except for the collateral assignments referred to in Section

9.1(a) below, and each TPI Member has not otherwise sold, transferred or conveyed any interest in or rights to its respective TPI Membership Interest to any other Person except for the collateral assignments referred to in Section 9.1(a) below.

         Section 3.4. Representations and Warranties of TPI-HCR Assignees. Each TPI-HCR Assignee, severally and not jointly, represents and warrants to the Company, as of the Initial Closing Date, as follows:

         (a) Each TPI-HCR Assignee holds of record and owns beneficially the TPI-HCR Membership Interest proposed to be assigned to the Company pursuant to
Section 8.1(a) hereof free and clear of any restriction on transfer (other than any restrictions under applicable federal and state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, pledges or other claims of any type except for the collateral assignments referred to in Section 8.1(a) below. No TPI-HCR Assignee is a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer or otherwise dispose of all or any part of its TPI-HCR Membership Interest except for the collateral assignments referred to in Section 8.1(a) below, and no TPI-HCR Assignee has otherwise sold, transferred or conveyed any interest in or rights to its respective TPI-HCR Membership Interest to any other Person except for the collateral assignments referred to in Section 8.1(a) below.

         Section 3.5. Survival of Representations and Warranties. The representations and warranties of the parties in this Agreement and in any document or certificate given pursuant to this Agreement shall survive the Initial Closing or any Subsequent Closing, for a period of two years from the Initial Closing Date, whereupon no further claim, including, without limitation, a claim for indemnification pursuant to ARTICLE XI hereof, for a breach thereof may be asserted.

                                   ARTICLE IV
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         In addition to the matters set forth in Article VI hereof, the obligation of each Purchaser to purchase Securities hereunder on each of the respective Closing Dates shall be subject to the satisfaction of each of the following conditions precedent on each of the respective Closing Dates, except to the extent waived in writing by such Purchaser:

         Section 4.1. Representations and Warranties True and Performance of Agreements. Each of the representations and warranties made in this Agreement, any other Transaction Document and in any other agreement, certificate or instrument furnished to Purchasers in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of Securities except to the extent that any such representation or warranty was made as of a specified earlier date, in which case such representation or warranty shall have been true and correct in all material respect as of such specified date. The Company shall have performed and complied, in all material respects, with each and every agreement, covenant and condition required by this Agreement to be performed or complied with by it prior to or on each of the Closing Dates. Purchaser shall have received on each of the Closing Dates a certificate dated the applicable Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in this Section 4.1.

         Section 4.2. No Material Adverse Change. No event, circumstance or condition shall have occurred subsequent to the date of this Agreement and be continuing that could reasonably be expected to have a Material Adverse Effect.

         Section 4.3. Suspension of Trading. Prior to or on each of the Closing Dates, (i) trading in the Company's Common Stock shall not have been suspended by the SEC or by the AMEX (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by AMEX shall not have been suspended or limited, or (ii) there shall not have been declared a banking moratorium either by the United States or New York State authorities.

         Section 4.4. Registration Rights Agreement. On or before the Initial Closing Date, the Company shall have executed and delivered to Purchasers the Registration Rights Agreement.

         Section 4.5. Legal Opinion. Purchasers shall have received on each of the Closing Dates the executed legal opinion of Rogers & Hardin, counsel to the Company, dated the applicable Closing Date in form and substance reasonably acceptable to the Purchasers.

         Section 4.6. Affirmation of Senior Lender Construction Lines. Each senior lender to the Company or any of its Subsidiaries identified in Schedule
4.6 shall have affirmed its unfunded commitment to the Company or Subsidiary under the terms of the credit agreement set forth opposite the name of such senior lender on Schedule 4.6 in form and substance reasonably satisfactory to the Purchasers.

         Section 4.7. Additional Documents. Such Purchaser shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with the Transaction Documents, the Securities and the transactions herein and therein contemplated, all of which shall be in form and in substance reasonably satisfactory to such Purchaser and its counsel.

         Section 4.8. No Governmental Proceeding or Litigation. At each of the Closing Dates, no order, injunction, decree or judgment of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding shall have been instituted, or threatened by any governmental agency or any Person attacking the validity of this Agreement or seeking to enjoin the consummation of the transactions contemplated hereby.

         Section 4.9. Appointment of Preferred Directors. Effective upon the Initial Closing, the Preferred Directors, as defined in the Restated Bylaws, shall have been elected as members of the Board of Directors of the Company and a member of the Board (including any of the Preferred Directors) acceptable to the Purchasers shall have been appointed as Chairman of the Company's Board of Directors.

         Section 4.10. Amendment of Shareholder Rights Plan and Related Matters. On or before the Initial Closing, the Company shall have amended the Rights Plan in a manner reasonably acceptable to the Purchasers to provide that neither the acquisition of the Securities by any Purchaser, the acquisition pursuant to this Agreement of additional Securities by any Purchaser pursuant to the payment of interest or dividends on the Securities on a pay-in-kind basis nor the acquisition of Conversion Securities by any Purchaser upon the conversion of the Securities will result in, by virtue thereof, such Purchaser becoming an "Acquiring Person" pursuant to the Rights Plan. On or before the Initial Closing, the Company shall have taken such action as reasonably required by the Purchasers so that: (i) the holders of the Series A Stock and Series B Stock will have rights to acquire additional shares of Common Stock or Series B Stock which are substantially similar and proportionate to the rights distributed to holders of Common Stock pursuant to the Rights Plan; and (ii) the holders of Series A Debentures and Series B Debentures will receive upon conversion of such Debentures into Common Stock or Series B Stock, respectively, rights or additional shares, as the case may be, as necessary so that the proportionate interests in the Company which they would have been entitled to receive upon such conversion, but for the effect of the distribution or exercise of rights distributed pursuant to the Rights Plan or the immediately preceding clause (i), will not have been, or thereafter be, diminished as a result of the distribution or exercise of such rights granted to holders of Common Stock, Series A Stock or Series B Stock. The "Rights Plan" means that certain plan implemented pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company, as rights agent, dated as of December 10, 1998, as the same may be amended.

         Section 4.11. Waiver of Certain Change in Control Provisions. On or prior to the Closing Date, William F. Lasky shall have waived in writing, to the reasonable satisfaction of the Acting Purchasers, his right to special termination benefits under his employment agreement with the Company that may be available to him as a result of the consummation of the transaction contemplated hereby being deemed a "change of control" (as that term is used in such employment agreement).

         Section 4.12. Operations in Conformity with Financial Model. At the Initial Closing, the Company shall be operating in material conformity with the Company's current financial model provided to the Purchasers on or about April 21, 2000 (the "Financial Model"). Purchasers shall have received on the Initial Closing Date a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company as to the effect set forth in this Section 4.12.

         Section 4.13. Loss of Properties or Assets. The Company shall not have lost any interest in any asset or property in which it has an interest as of the date hereof as a result of the foreclosure of any lien thereon (whether or not such lien exists on the date hereof) or the enforcement of any lien thereon (whether or not such lien exists on the date hereof) where the investment by the Company or any Subsidiary in the interests so lost (if any) exceeds $500,000; provided, however, the foregoing shall not apply to the loss of any asset or property comprising a part of the Second Additional Collateral Real Estate (as defined in the Second Amended and Restated Loan Agreement by and between the Company and RDVEPCO, L.L.C. of even date herewith) if the loss is the result of the Bridge Lender (hereinafter defined) unreasonably refusing to fund the Bridge Loan (hereinafter defined).

                                    ARTICLE V
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         In addition to the matters set forth in Article VI hereof, the obligations of the Company under this Agreement to consummate the sale of the Securities to be acquired by the Purchasers hereunder and the other transactions contemplated hereby shall be subject to the satisfaction, on or before each of the respective Closing Dates, of the following conditions except to the extent waived in writing by the Company:

         Section 5.1. Representations and Warranties True. The representations and warranties contained in Sections 3.2 and 3.3 hereof are true and accurate in all material respects as of the date when made (or with respect to those representations stated to be as of a different date, as of such date).

         Section 5.2. Performance of Agreements. Each Purchaser shall have performed and complied, in all material respects, with each and every agreement and condition required by this Agreement to be performed or complied with by it prior to or on each of the Closing Dates.

         Section 5.3. No Governmental Proceeding or Litigation. At each of the Closing Dates, no order, injunction, decree or judgment of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body, or legal or administrative proceeding by any governmental body shall have been instituted, or threatened in writing, which questions the validity or legality of the transactions contemplated hereby.

         Section 5.4. Legal Opinion. Purchasers shall have delivered to the Company on each of the Closing Dates the executed legal opinion of counsel to Purchasers, dated the applicable Closing Date, in form and substance reasonably satisfactory to the Company and its counsel.

         Section 5.5. Closing of Bridge Loan. The bridge funding under that certain Second Amended and Restated Loan Agreement (the "Bridge Loan") by and between the Company and RDVEPCO, L.L.C. of even date herewith shall have been made by RDVEPCO, L.L.C. (the "Bridge Lender") in accordance with the terms of such agreement.

         Section 5.6. Additional Documents. The Company shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as the Company shall reasonably request in connection with this Agreement, the Securities and the transactions herein and therein contemplated, all of which shall be in form and in substance reasonably satisfactory to the Company and its counsel.

                                   ARTICLE VI
                     CONDITIONS TO EACH PARTY'S OBLIGATIONS

         In addition to the matters set forth in Articles IV and V hereof, the respective obligations of the Company and the Purchasers to consummate the purchase and sale of the Securities hereunder and the other transactions contemplated hereby shall be subject to the satisfaction, on or before each of the respective Closing Dates, of the following conditions, except to the extent waived in writing by the Company and applicable Purchaser(s):

         Section 6.1. Hart-Scott-Rodino Compliance. To the extent applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to permit consummation of the Purchasers' acquisition of the Securities and without the imposition of any condition that would have a Material Adverse Effect after the respective Closing Dates.

         Section 6.2. No Purchaser Default on Initial Closing Date. With respect to the obligations of the parties to purchase and sell the Initial Securities, none of the Purchasers shall have breached its obligation to purchase any of the Initial Securities on the Initial Closing Date.

         Section 6.3. Continued AMEX Listing. The sale of the Securities and the consummation of such of the other transactions contemplated by this Agreement shall not adversely affect, or reasonably be expected to adversely affect, the Company's AMEX listing.

         Section 6.4. Amendment of Certain Covenants. The Company shall have secured in form and substance reasonably satisfactory to the Company and the Acting Purchasers, or each of the Purchasers and the Company shall have waived, on or prior to the Initial Closing Date, waivers or amendments to all material credit, lease, financing or other agreements in order to (i) allow the Company to consummate the transactions contemplated hereby without resulting in any breach, default or material change in terms of any such agreements; (ii) extend any material near term (prior to August 31, 2000) credit or debt maturities, the repayment of which would impose a significant burden upon the Company's operating liquidity; and (iii) with tolerances reasonably acceptable to the Acting Purchasers, conform applicable financial covenants to the Financial Model, and such amendments or waivers shall be in full force and effect.

                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE COMPANY

         In addition to the other covenants and agreements of the Company set forth in this Agreement, the Company covenants and agrees so long as the Securities remain outstanding, unless expressly stated otherwise that:

         Section 7.1. Registration and Listing. The Company will use its best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will use its best efforts to continue the listing or trading of its Common Stock on the AMEX, the New York Stock Exchange or NASDAQ National Market and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange or NASDAQ, as the case may be.

         Section 7.2. Financial Statement and Information. The Company will furnish or cause to be made available to each Purchaser (including, by arranging that such Purchaser is notified of

SEC filings by the Company pursuant to an EDGAR watch service) the following financial statements and information:

         (a) All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.

         (b) The Company will permit each Purchaser or its representatives to discuss such financial statements and reports with such officers of the Company as the Purchaser or its representatives may reasonably designate.

         Section 7.3. Use of Proceeds.

         (a) Unless modified or altered by the Board of Directors, the Company shall use the proceeds received from the sale of Securities as set forth in
Schedule 7.3.

         (b) The Company shall confirm the uses of the proceeds from the issuance of the Securities to the Purchasers by delivery, on a calendar quarter basis, of an officers' certificate executed by the chief executive officer and the chief financial officer of the Company which sets forth in reasonable detail the use of proceeds through the date of each such certificate. Such officers' certificate shall be delivered to the Purchasers within 45 days after the last day of each calendar quarter.

         Section 7.4. Public Announcements; Confidentiality. Except as agreed by the Company and the Purchasers and except for such disclosures as may be required by law, legal process or regulatory authority, no party hereto shall issue any press release or otherwise make any announcement or disclosure concerning the transactions herein contemplated unless such information is already in the public domain.

         Section 7.5. Sales and Transfer Taxes. All transfer taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

         Section 7.6. Conduct of Business. During the period from the date hereof to the Initial Closing, except as otherwise expressly contemplated by this Agreement or as the Purchasers shall otherwise consent to in writing (which consent shall not be unreasonably withheld), the Company covenants and agrees that it shall conduct, and will cause it Subsidiaries to conduct their respective business in the ordinary and usual course consistent in all material respects with the most recent financial model for the Company provided to the Purchasers, and neither the Company nor the Subsidiaries shall take any action except in the ordinary and usual course consistent in all material respects with past practice. By way of amplification and not limitation, except as otherwise expressly contemplated by this Agreement, or as the Acting Purchasers (as hereinafter defined) shall otherwise consent to in writing (which consent shall not be unreasonably withheld), the Company covenants and agrees that it shall not, and it shall not permit the Subsidiaries to, do or propose to do any of the following (except as expressly agreed herein):

                  (a) make any dividend or distribution in respect of the Company's capital stock or repurchase, redeem or otherwise acquire any of the Company's capital stock;

                  (b) sell, lease, transfer or dispose of all or substantially all of its assets;

                  (c) intentionally do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

                  (d) except as contemplated hereby with respect to filing of the Designation and adoption of the Restated Bylaws, amend the Company's Restated Certificate or Current Bylaws in a manner that would adversely affect the Purchasers or the transactions contemplated hereby;

                  (e) authorize for issuance, issue, sell, deliver, grant or issue any options, warrants, calls, subscriptions or other rights for, or otherwise agree or commit to issue, sell or deliver, any of the Company's capital stock or any securities convertible into or exchangeable or exercisable for its capital stock, except for options granted in the ordinary course of business consistent with past practice under the Company's Amended and Restated 1995 Incentive Compensation Plan or in connection with the exercise of any options granted under such plan;

                  (f) (i) increase in any manner the compensation of any of the Company's directors or employees, except in the ordinary course of business and consistent with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit, or enter into any contract with any of the Company's past or present employees relating to any such pension, retirement allowance or other employee benefit, except as required under agreements, plans or arrangements existing as of the date hereof; (iii) grant any severance or termination pay to, or enter into any employment, consulting, or severance agreement with, any person (except in the ordinary course of business and consistent with past practice); (iv) enter into any material contract with any of the Company's past or present employees; and (v) except in the ordinary course of business and consistent with past practice, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement for the benefit of the Company's or the Subsidiaries' employees that was not in existence on or prior to the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding, or amend any such plans or contracts in existence on or prior to the date hereof;

                  (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other Person with respect to, any plan of liquidation or dissolution, any disposition of a material amount of assets or securities or any material change in the capitalization of the Company;

                  (h) except as set forth in Schedule 7.6(h), authorize or commit to make capital expenditures on the part of Company in excess of $5,000,000;

                  (i) maintain the Company's books and records in a manner not in the ordinary course of business and consistent with past practice;

                  (j) institute any change in the Company's accounting methods, principles or practices or revalue any of its assets, including without limitation, writing off notes or, except in the ordinary course of business consistent with past practice, writing down the value of property, plant and equipment;

                  (k) solicit or take any action with respect to any Financing Proposal in violation of the provisions of Article X;

                  (l) disclose any non-public information relating to the businesses, operations or affairs of the Company or any of its Subsidiaries in violation of the provisions of Article X; and

                  (m)  agree to do any of the foregoing.

         Section 7.7. Access to Information. From and after the Closing Date, the Company shall permit the Purchasers to have full access to the Company's books, records and personnel, provided that any information provided to the Purchasers hereby shall be subject to the terms of the Confidentiality Agreement by and between the Company and the Purchasers.

                                  ARTICLE VIII

                          TPI-HCR Membership Interests


         Section 8.1. Assignment of TPI-HCR Membership Interests; Release and Indemnity.

         (a) On or prior to the Initial Closing Date, the Purchasers shall acquire not less than 50.1% of the outstanding membership interests in TPI-HCR (a "TPI-HCR Membership Interest") or shall have assigned their rights hereunder to one or more Permitted Purchaser Assignees who, when taken together with the Purchasers who own TPI-HCR Membership Interests on the Initial Closing Date, shall own not less than 50.1% of the outstanding TPI-HCR Membership Interests. Each Purchaser owning TPI-HCR Membership Interests on the Initial Closing Date, together with any Permitted Purchaser Assignee thereof, shall assign its TPI-HCR Membership Interest to the Company at the Initial Closing, and the Company shall accept such assignment if, and only if, the Company is to receive by way of assignment pursuant to this Section 8.1 a majority in interest of all the outstanding TPI-HCR Membership Interests in accordance with this Section 8.1(a). In consideration of any such assignment, each Purchaser, together with any Permitted Purchaser Assignee thereof, who shall have assigned such TPI-HCR Membership Interest to the Company (each a "TPI-HCR Assignee") shall be given credit against the purchase price of the Initial Securities which such Purchaser is committed to purchase pursuant to this Agreement in an amount equal to the original capital contribution made in respect of such TPI-HCR Membership Interest to TPI-HCR plus an amount computed to provide a per annum return thereon of twenty-five percent (25%) compounded annually using a year of 360 days (the "TPI-HCR Membership Interest Value") through the Initial Closing Date (such return to be equal to the return payable to such TPI-HCR Assignee were the call option under the applicable limited partnership agreements exercised effective on the Initial Closing Date with respect to all TPI-HCR Membership Interests transferred by such TPI-HCR Assignee). The assignments made pursuant to this Section 8.1(a) shall be subject to any collateral assignments to which such TPI-HCR Membership Interests are subject that have been made to directly or indirectly secure any indebtedness or lease obligations of the Company or any Subsidiary.

         (b) Each TPI-HCR Assignee, for itself and on behalf of its agents, attorneys, representatives, affiliates, successors, and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent (collectively, "Claims"), which it or any of them now have or may have hereafter, directly or indirectly, in any capacity, against TPI-HCR, any current, former or future managing member of TPI-HCR, the Company, and all and any of their respective present or former Affiliates, Subsidiaries, predecessors, successors and assigns, and each corporation, limited liability company, limited partnership or other entity in which the Company has a direct or indirect ownership interest as well as their respective present or former agents, directors, officers, partners and employees, by reason of any act, omission, matter, cause or thing whatsoever regarding such TPI-HCR Assignee's respective TPI-HCR Membership Interests, from the beginning of time to, and including, the Initial Closing Date.

         Section 8.2. Offer to Remaining Holders of TPI-HCR Membership Interests. During the ninety (90) day period following the Initial Closing Date, the Company shall offer, to all remaining holders of TPI-HCR Membership Interests, to exchange for any or all of the TPI-HCR Membership Interests not then owned by the Company, Debentures (Series A Debentures, Series B Debentures, or any combination thereof, as designated by any such remaining holder of TPI-HCR Member Interests electing to accept such offer) in an aggregate principal amount equal to the TPI-HCR Membership Interest Value of the TPI-HCR Membership Interests so exchanged through the date of closing of such exchange.

                                   ARTICLE IX
             PURCHASE RIGHTS AND CO-INVESTMENT RIGHTS OF TPI MEMBERS

         Section 9.1. Assignment of TPI Membership Interests; Release and Indemnity.

         (a) Each of the Purchasers designated as a "TPI Member" on Schedule 2.1(a) (each a "TPI Member") hereby represent to the Company that they own the membership interest in TPI (a "TPI Membership Interest") as described on
Schedule 2.1(a). At the Initial Closing, each TPI Member may assign its TPI Membership Interest to the Company which shall accept such assignments if, and only if, (i) all such TPI Members assign their respective TPI Membership Interest to the Company and (ii) such TPI Members cause Twin Oaks Capital, LLC to assign all TPI Membership Interests held by it to the Company on or prior to the Initial Closing Date. Upon the effectiveness of such assignments, the Company will amend and restate the TPI Amended and Restated Operating Agreement as set forth on Exhibit E hereto. In consideration of any such assignments, each TPI Member shall be given credit against the purchase price of the Initial Securities which such TPI Member is committed to purchase in an amount equal to the TPI Membership Interest Value of the TPI Membership Interest assigned to the Company by such TPI Member. The TPI Membership Interest Value of each TPI Membership Interest shall equal $21,000,000 multiplied by the profit interest in TPI represented by such TPI Membership Interest, reduced by the amount of any distribution after the date hereof by TPI with respect to such TPI Membership Interest. The assignments made pursuant to this Section 9.1(a) shall be subject to any collateral assignments by the TPI Members of their respective TPI Membership Interest made to directly or indirectly secure any indebtedness or lease obligations of the Company or any Subsidiary.

         (b) Each TPI Member, for itself and on behalf of its agents, attorneys, representatives, affiliates, successors, and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all Claims which it or any of them now have or may have hereafter, directly or indirectly, in any capacity, against TPI, any current, former or future managing member of TPI, the Company, and all and any of their respective present or former Affiliates, Subsidiaries, predecessors, successors and assigns, and each corporation, limited liability company, limited partnership or other entity in which the Company has a direct or indirect ownership interest as well as their respective present or former agents, directors, officers, partners and employees, by reason of any act, omission, matter, cause or thing whatsoever regarding such TPI Member's respective TPI Member Interests, from the beginning of time to, and including, the Initial Closing Date.

         Section 9.2. Purchase of TPI Membership Interests for Cash. In the event of the termination of this Agreement by the Company pursuant to the provisions of Section 12.1(d) or by the Purchasers pursuant to the provisions of Sections 12.1(d) or 12.1(e), the Company covenants and agrees that neither it nor any of its Subsidiaries shall enter into any transaction or series of related transactions, including, but not limited to, any transaction pursuant to a Superior Proposal, involving the issuance of equity securities of the Company or any Subsidiaries or any debt securities of the Company or any of its Subsidiaries which are exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries or which, in connection with the issuance thereof, a Person shall be granted rights, options, warrants or other instruments granting such Person the right to receive or acquire, with or without further consideration, any of the equity securities of the Company or any of its Subsidiaries and which (other than a transaction that is a Superior Proposal) results in the receipt by the Company and its Subsidiaries within 180 days following such termination of this Agreement, directly or indirectly, of aggregate consideration in excess of $25,000,000 without complying with the provisions of this Section 9.2. Not later than the closing of any transaction described in the preceding sentence, the Company shall be required to purchase from the TPI Members for cash, and the TPI Members shall be required to assign to the Company, their TPI Membership Interests for the TPI Membership Interest Value thereof plus the assumption by the Company of the obligation of the TPI Members to contribute additional capital to TPI. Such assignments may be made subject to any collateral assignments by the TPI Members of their respective TPI Membership Interest made to directly or indirectly secure any indebtedness or lease obligations of the Company or any Subsidiary.

                                    ARTICLE X
                                  OTHER OFFERS

         Section 10.1. No Solicitation of Other Offers. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, knowingly take (and the Company shall not authorize or permit its or its Subsidiaries' officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates, to so knowingly take) any action to (i) encourage, solicit or initiate the submission of any Financing Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Financing Proposal, or (iii) participate in any way in discussions or negotiations with, or, knowingly furnish any information to, any Person (other than the Purchasers and their duly authorized representatives) in connection with, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Financing Proposal; provided, however, that (A) the Company may respond to any unsolicited proposal from a third party for the sole purpose of communicating that the Company is bound by this covenant, and (B) the Company may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of the Company reasonably believes will result in a Superior Proposal if the Board of Directors determines, in its good faith judgment (and has been advised by independent legal counsel with respect thereto), that failing to take such action would constitute a breach of its fiduciary obligations under applicable law. In addition, neither the Board of Directors of the Company nor the Special Committee shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchasers, the approval and recommendation of this Agreement or approve or recommend, or propose to approve or recommend, any Financing Proposal; provided that the Board of Directors of the Company and the Special Committee may withdraw or modify its approval or recommendation of this Agreement if (i) the Board of Directors of the Company and the Special Committee have determined that such Financing Proposal is a Superior Proposal, (ii) all the conditions to the Company's right to terminate this Agreement in accordance with Section 12.1(d) have been satisfied (including the payment of the amounts required by Section 13.2) and (iii) this Agreement is terminated in accordance with Section 12.1(d). Any actions permitted under, and taken in compliance with, this Section 10.1 shall not be deemed a breach of any covenant or agreement of such party contained in this Agreement. "Financing Proposal" shall mean any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary, tender offer or exchange offer or similar transactions involving the Company or any of its Subsidiaries other than pursuant to this Agreement. "Superior Proposal" shall mean a bona fide Financing Proposal made by a third party which a majority of the members of the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the transactions contemplated hereby.

         Section 10.2. Notice to Purchasers. In addition to the obligations of the Company set forth in Section 10.1, on the date of receipt thereof the Company shall advise the Purchasers of any request for information or of any Financing Proposal, or any proposal with respect to any Financing Proposal (providing a copy of such request or proposal to the Purchasers), a summary of the material terms and conditions of such request or proposal, and the identity of the Person making any such proposal or inquiry. The Company will keep the Purchasers fully informed in all material respects of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry and keep the Purchasers fully informed in all material respects as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, proposal or inquiry.

         Section 10.3. Return of Confidential Information. Immediately following the Initial Closing, the Company will request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of a Financing Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company.

                                   ARTICLE XI
                                 INDEMNIFICATION

         Section 11.1.     Indemnification by the Company.

         (a) The Company shall indemnify and hold harmless each Purchaser and its respective members, partners, directors, officers, employees, agents, advisers (including legal, accounting and financial advisers), successors and assigns from and against any and all Losses which may at any time (including, without limitation, at any time following the repayment of the Debentures) be imposed on, incurred by or asserted against them or any of them in whole or in part arising out of or attributable to:

         (i) subject to Section 3.5 hereof, the breach or incorrectness of any representation and warranty of the Company set forth in
                  Section 3.1 of this Agreement;

         (ii) the failure of the Company to perform any covenant or agreement of the Company set forth in this Agreement; or

         (iii) third party actions against such Purchaser as a result of entering into this Agreement or consummating the transactions contemplated hereby.

         (b) Each Purchaser shall promptly notify the Company in writing of the occurrence of any event, or of its discovery of any facts, which in such Purchaser's opinion entitle or may entitle it to indemnification hereunder. Such Purchaser's failure to do so shall not preclude it from seeking indemnification hereunder from the Company unless such failure has materially prejudiced the Company's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, the Company shall have the right to defend such claims by counsel of its choosing and to direct or control the defense and settlement thereof. Each Purchaser shall cooperate in all reasonable respects with such counsel. In the event that the Company fails to defend or to acknowledge its obligation to defend any claim which may entitle a Purchaser to indemnification hereunder within ten (10) business days after notice from a Purchaser of such claim, such Purchaser may, upon written notice to the Company, elect to undertake the defense, compromise or settlement of such claim on behalf and for the account and risk of the Company and without any requirement to obtain the consent of the Company to any such compromise or settlement.

         (c) Notwithstanding the Company's election to assume the defense of a claim, the applicable Purchaser shall have the right to employ separate counsel and to participate in the defense of such claim, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent such

Purchaser would present such counsel with a conflict of interest, (ii) the Company shall not have employed counsel reasonably satisfactory to such Purchaser to represent such Purchaser within a reasonable time after notice of the institution of such claim, or (iii) the Company shall authorize such Purchaser to employ separate counsel at the Company's expense. If the Company assumes the defense of a claim, no compromise or settlement thereof may be effected by the Company without the applicable Purchaser's written consent unless (a) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such Purchaser, and (b) the sole relief provided is monetary damages that are to be paid in full by the Company. For purposes of this Section 11.1, the term "Purchaser" shall include the applicable Purchaser, any of its affiliates, each Person, if any, controlling such Purchaser or any of its affiliates, their respective officers, current and former directors, employees, partners, members and agents, and the successors and assigns of all of the foregoing Persons.

         (d) The indemnity provided in this Section 11.1 shall be in addition to any rights that the Purchasers may have against the Company under the Securities Act, Exchange Act or state securities laws, common law, the Indenture, the Designation or otherwise and no representation, warranty, covenant or acknowledgment made herein by any Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act, Exchange Act or state securities laws or in the Indenture or Designation.

         Section 11.2.     Indemnification by Purchaser.

         (a) Subject to Section 3.5 hereof, each Purchaser shall indemnify and hold harmless the Company from and against any and all Losses suffered or incurred by the Company as a result of the breach or incorrectness of any representation and warranty of such Purchaser set forth in Section 3.2 or 3.3 of this Agreement.

         (b) The Company shall promptly notify such Purchaser in writing of the occurrence of any event, or of its discovery of any facts, which in the Company's opinion entitle or may entitle it to indemnification hereunder. The Company's failure to do so shall not preclude it from seeking indemnification hereunder from such Purchaser unless such failure has materially prejudiced such Purchaser's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, a Purchaser shall have the right to defend such claims by counsel of its choosing and to direct or control the defense and settlement thereof. In the event that a Purchaser fails to defend or to acknowledge its obligation to defend any claim which may entitle the Company to indemnification hereunder within ten (10) business days after notice from the Company of such claim, the Company may, upon written notice to such Purchaser, elect to undertake the defense, compromise or settlement of such claim on behalf and for the account and risk of such Purchaser and without any requirement to obtain the consent of such Purchaser to any such compromise or settlement.

         (c) Notwithstanding a Purchaser's election to assume the defense of a claim, the Company shall have the right to employ separate counsel and to participate in the defense of such claim, and a Purchaser shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by a Purchaser to represent the Company would present such counsel with a conflict of interest,(ii) a Purchaser shall not have employed counsel reasonably satisfactory to the Company to represent a Purchaser within a reasonable time after notice of the institution of such claim, or (iii) a Purchaser shall authorize the Company to employ separate counsel at the Purchaser's expense. If a Purchaser assumes the defense of a claim, no compromise or settlement thereof may be effected by such Purchaser without the Company's written consent unless (a) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the Company and (b) the sole relief provided is monetary damages that are to be paid in full by the Purchaser. For purposes of this Section 11.2, the term "Company" shall include the Company, any of its affiliates, each Person, if any, controlling the Company or any of its affiliates, their respective officers, current and former directors, employees, partners, members and agents, and the successors and assigns of all of the foregoing Persons. The foregoing indemnity agreement shall be in addition to any rights that the Company may have at common law or otherwise.

         (d) The indemnity provided in this Section 11.2 shall be in addition to any rights that the Company may have against a Purchaser under common law or otherwise.

                                   ARTICLE XII
                                   TERMINATION

         Section 12.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Initial Closing:

         (a) by mutual written consent of the Company and Purchasers obligated hereunder to purchase Initial Securities aggregating at least $90,000,000 (such Purchasers, the "Acting Purchasers");

         (b) by either Acting Purchasers, on the one hand, or the Company, on the other hand, if any governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

         (c) by either Acting Purchasers, on the one hand, or the Company, on the other hand, if the Initial Closing shall not have occurred by May 31, 2000, but neither such Acting Purchasers on the one hand, or Company on the other hand, shall have the right to terminate this Agreement pursuant to this Section 12.1(c) if it has or they have intentionally or willfully materially breached any representation or warranty on its or their part set forth in this Agreement or materially breached any covenant or agreement on its or their part set forth in this Agreement and failed to cure the same within ten days after written notice thereof;

         (d) by either the Acting Purchasers, on the one hand, or the Company, on the other hand, if the Board of Directors of the Company and if required, the Special Committee, determines in its good faith judgment that a Financing Proposal will result in a Superior Proposal and the Board of Directors determines in its good faith judgment (and has been advised by independent legal counsel with respect thereto) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary obligations under applicable law; provided, however the Company may not terminate this Agreement pursuant to this Section 12.1(d) unless
(i) the Company has given reasonably prompt written notice to the Purchasers of the receipt of such Financing Proposal and following such notification by the Company to Purchasers of receipt of such Financing Proposal the Company keeps the Purchasers reasonably informed of the terms and conditions of such Financing Proposal (and any modification thereto), and the identity of the Person making such Proposal,
(ii) simultaneously with the consummation of the transaction contemplated by such Superior Proposal (as the same may be amended or modified), the Company shall pay the aggregate $5,000,000 amount pursuant to Section 13.2 as provided therein, and (iii) prior to or simultaneously with such termination the Company enters into a definitive agreement to effect the Superior Proposal;

         (e) by Acting Purchasers if (i) there shall have been a material breach of any representation or warranty on the part of the Company contained in this Agreement, (ii) there shall have been a material breach of any covenant or agreement on the part of the Company contained in this Agreement and the Company has failed to cure such breach within ten days after written notice thereof from Acting Purchasers, or (iii) the Board of Directors of the Company or the Special Committee shall have withdrawn or modified in a manner adverse to the Purchasers its approval or recommendation of this Agreement and shall not have reinstated such approval or recommendation within three business days thereof;

         (f) by Acting Purchasers if the Company shall have entered into a definitive agreement to effect a Superior Proposal; or

         (g) by the Company if (i) any of the representations and warranties of any of the Purchasers contained in this Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, or (ii) any of Purchasers shall have breached or failed to comply in any material respect with any of their respective obligations under this Agreement.

         Section 12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1 hereof by Acting Purchasers, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Purchasers or the Company, except (i) in the case of any termination pursuant to Section 12.1(e) or Section 12.1(g), liability of the breaching party for contract damages, and (ii) as otherwise provided in Section 12.1(d) and Section 13.2, which provisions, together with Sections 7.4, 9.2, this Section 12.2, Article XI, Article XIII and Article XIV, shall survive any termination of this Agreement.

                                  ARTICLE XIII
                           COSTS AND EXPENSES; DAMAGES

         Section 13.1. Costs and Expenses. Except as provided Sections 13.2 and 13.3, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 13.2. Liquidated Damages. If this Agreement is terminated by the Company pursuant to Section 12.1(d) or by the Acting Purchasers pursuant to Sections 12.1(d) or 12.1(f), then in addition to the amounts payable to the Purchasers pursuant to Section 13.3, the Company shall pay to certain of the Purchasers upon consummation of any such Superior Proposal as liquidated damages the aggregate sum of $5,000,000 by wire transfers in same day funds to the accounts specified in writing by such Purchasers and in the proportions identified in Schedule 13.2.

         Section 13.3. Reimbursement of Expenses. Whether or not the transactions contemplated hereby are consummated, the Company agrees to reimburse the Purchasers for all reasonable out-of-pocket fees and expenses incurred by each of them in connection with the negotiation of the terms and conditions of the Securities and this Agreement and related due diligence not otherwise reimbursed by the Company, including, but not limited to, filing fees under the HSR Act, attorneys fees, accountant fees, and other professional advisor fees, provided that any such expenses in excess of $750,000 will be subject to the Company's approval, which approval shall not be unreasonably withheld.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1. No Waiver; Modifications in Writing. (a) No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchasers at law or in equity. No waiver of or consent to any departure by the Company or Purchasers from any provision of this Agreement shall be effective unless in writing and signed by the party entitled to the benefit thereof. Except for action by Acting Purchasers as specifically provided in Sections 4.11, 6.4 and 7.6 or in Article XII hereof, no amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the Company and the Purchasers. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

         Section 14.2. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. Notices may be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by telecopy in which case it shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

              If to Company:

                    Alterra Healthcare Corporation
                    10000 Innovation Drive
                    Milwaukee, Wisconsin 53226
                    Attention: President
                    Fax: (414) 918-5055

              With a copy to:

                  Rogers & Hardin
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia, 30303
                  Attn: Alan Leet, Esq.
                  Fax: (404) 525-2224

              If to Purchasers:

                  RDVEPCO, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan 49503
                  Attention: Robert H. Schierbeek, Treasurer
                  Fax: (616) 454-4654

                  and

                  Group One Investors, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan 49503
                  Attention: Robert H. Schierbeek, Treasurer
                  Fax: (616) 454-4654

                  and

                  Holiday Retirement 2000, LLC
                  c/o Emeritus Corporation
                  3131 Elliott Avenue
                  Suite 500
                  Seattle, Washington  98121
                  Attention: Dan Baty
                  Fax: (206) 378-4205

         With a copy to:

                  Hecht & Lentz
                  333 Bridge, N.W., Suite 330
                  Grand Rapids, MI 49504
                  Attention: David M. Hecht, Esq.
                  Fax: (616) 776-7203
                  and

                  Warner, Norcross & Judd LLP
                  111 Lyon Street, N.W.
                  900 Old Kent Building
                  Grand Rapids, Michigan 49503-2487
                  Attention: Bruce C. Young, Esq.
                  Fax: (616) 752-2500

Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

         Section 14.3. Facsimile Signature; Execution in Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 14.4. Binding Effect; Assignment. The rights of Purchasers under this Agreement may not be assigned to any other Person except with the prior written consent of the Company, which consent shall not be withheld unreasonably; provided, however, notwithstanding the foregoing to the contrary, a Purchaser may assign its right to purchase the Initial Securities to otherwise be purchased by such Purchaser pursuant to this Agreement to any Person who holds a TPI Membership Interest or a TPI-HCR Membership Interest (a "Permitted Purchaser Assignee"), but no such assignment shall in any way relieve such Purchaser of its obligations hereunder. The rights of the Company under this Agreement may not be assigned. This Agreement shall be binding upon the Company and Purchasers, and their respective successors and permitted assigns. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

         Section 14.5. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflicts of laws.

         Section 14.6. Specific Performance. Upon breach or default by the Company with respect to any obligation hereunder, each Purchaser (or its agents) shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

         Section 14.7.     Submission to Jurisdiction; Venue.

         (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Michigan or of the United States for the Western District of Michigan and, by execution and delivery of this Agreement, the Company and each of the Purchasers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Company and each of the Purchasers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address of such party set forth in Section 14.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         (b) The Company and each of the Purchasers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14.7. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 14.8. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to sections, Schedules and Exhibits shall be construed to refer to sections of, and Schedules and Exhibits to, this Agreement.

         Section 14.9. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 14.10. No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto or its Affiliates.

         Section 14.11. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the purchase and sale of the Securities to be acquired by Purchasers hereunder, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

         Section 14.12. Further Assurances. The Company and the Purchasers each will execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out their respective obligations under this Agreement.

         **************************************************************

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                      ALTERRA HEALTHCARE CORPORATION


                               By: /s/ William F. Lasky
                                  -------------------------------------------

                               Name:  William F. Lasky
                               Title:  Chief Executive Officer and President

                      RDVEPCO, L.L.C.
                               By: RDV Altco, L.L.C., a member
                               By: RDV Corporation, a member

                               By: /s/ Jerry L. Tubergen
                                  -------------------------------------------
                               Name:  Jerry L. Tubergen
                               Title: President

                               By: EDP Assisted Living Properties, L.L.C.,
                                        a member
                               By: Elsa D. Prince Living Trust u/a dated
                                        January 24, 1976

                               By: /s/ Elsa D. Prince
                                  -------------------------------------------
                               Name: Elsa D. Prince
                               Title: Trustee

                      GROUP ONE INVESTORS, L.L.C.
                               By: RDV Corporation, its manager

                               By: /s/ Jerry L. Tubergen
                                  -------------------------------------------
                               Name:  Jerry L. Tubergen
                               Title: President

                      HOLIDAY RETIREMENT 2000, LLC


                               By: /s/ Daniel R. Baty
                                  -------------------------------------------
                               Name:  Daniel R. Baty
                               Title: a member

                                  EXHIBIT A-1

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES

                                     OF THE

                                 SERIES A 9.75%

                             CUMULATIVE CONVERTIBLE

                          PAY-IN-KIND PREFERRED STOCK

                                       OF

                         ALTERRA HEALTHCARE CORPORATION


                  1. Designation. The Preferred Stock of Alterra Healthcare Corporation (the "Corporation"), created and authorized for issuance hereby, shall be designated as "Series A 9.75% Cumulative Convertible Pay-In-Kind Preferred Stock" (hereinafter, "Series A Preferred Stock") which will consist of ________ shares of such Series A Preferred Stock, each of which has a stated value of $4.00 per share (the "Stated Value").

                  2. Priority. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) senior to (A) any other class or series of Preferred Stock of the Corporation ("Preferred Stock") established by the Board of Directors of the Corporation (the "Board of Directors"), including the Corporation's Series A Junior Participating Preferred Stock (the "Series A Junior Preferred Stock") and the Corporation's Series B Non-Voting Participating Preferred Stock (the "Series B Preferred Stock") but specifically excluding any Equivalent Securities (hereinafter defined) or Senior Securities (hereinafter defined) issued in accordance with Section 5 hereof, (B) the Corporation's Common Stock, $.01 par value per share (the "Common Stock"), and (C) any other equity securities of the Corporation (all of such equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, the Series A Junior Preferred Stock and the Series B Preferred Stock, are at times collectively referred to herein as the "Junior Securities").

                  3.       Dividends.

                           (a)      Holders of shares of Series A Preferred
Stock shall be entitled to receive cumulative dividends for each share of Series A Preferred Stock at an annual rate (the "Dividend Rate") of 9.75% of the Stated Value (unless such rate has been adjusted pursuant to the provisions of Section 3(d)), payable semi-annually on July 31 and January 1 of each year (or at such additional times and for such interim periods, if any, as determined by the Board of Directors) (each of such dates being referred to herein as a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next date that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted or required to be closed (a "Business Day"). Each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared), on a daily basis from the first day of the period in which such dividend may be accruable as provided herein; provided, however, that with respect to the first Dividend Payment Date following any issuance of shares of Series A Preferred Stock, the dividend with respect to such shares shall accrue from the date of issuance of such shares of Series A Preferred Stock. Dividends on shares of Series A Preferred Stock shall be payable in shares of Series A Preferred Stock (calculated with reference to the Stated Value of the Series A Preferred Stock). The Board of Directors shall declare and pay such accrued dividends at such time and to the extent permitted by law. No fractional shares shall be issued by the Corporation in respect of any Dividend Payment Date, so that the number of shares of Series A Preferred Stock to be paid as a dividend pursuant to this Section 3(a) to a holder of Series A Preferred Stock shall be rounded down to the nearest whole number of shares; provided however, that any such fractional shares to which a holder of Series A Preferred Stock would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent Dividend Payment Dates and each time such fractional shares shall equal one full share, such full share shall be issued to the holder entitled thereto on the next subsequent Dividend Payment Date with all attendant rights and preferences attaching thereto. Dividends shall be paid to the holders of record of shares of Series A Preferred Stock at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the "Record Date"); provided, however, that such Record Date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date. The Corporation shall deliver or cause to be delivered to the respective record holders of shares of Series A Preferred Stock certificates representing the shares of Series A Preferred Stock (if any) to which they are entitled pursuant to this Section 3(a) promptly following each Dividend Payment Date.

                           (b)      All dividends paid with respect to shares
of Series A Preferred Stock pursuant to Section 3(a) hereof shall be paid pro rata to the holders entitled thereto. All shares of Series A Preferred Stock issued in respect of any

Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Series A Preferred Stock, shall have been issued pursuant to Section 3(a) hereof, the certificates representing shares of Series A Preferred Stock held by a holder of Series A Preferred Stock on the Record Date shall represent not only such existing shares, but also the additional shares of Series A Preferred Stock issued to such holder pursuant to such dividend.

                           (c)      (i)      Holders of shares of Series A
Preferred Stock shall be entitled to receive the dividends provided for in
Section 3(a) hereof in preference to and in priority over any dividends declared upon any of the Junior Securities.

                                    (ii)     So long as any shares of Series A
Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money or establish a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends payable solely in the same Junior Securities to the holders of such Junior Securities), and permit any company or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of Series A Preferred Stock not paid on the dates provided for in Section 3(a) hereof shall have been paid.

                                    (iii)    Subject to the foregoing
provisions of this Section 3 and the provisions of Section 8(f) hereof, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of Series A Preferred Stock shall not be entitled to participate therein.

                           (d)      If at any time the Common Stock is not
listed or admitted to trading on the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System (each a "National Exchange"), then beginning on the date the Common Stock is no longer so listed or admitted to trading and continuing until the date the Common Stock is again listed or admitted to trading on a National Exchange, the Dividend Rate shall be adjusted to an annual rate of 12.25% of the Stated Value.

                  4.       Liquidation Preference.

                           (a)      In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Stated Value for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities (the "Liquidation Preference"). No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be made to the holders of any class of Equivalent Securities (as hereinafter defined in Section 5 below) unless there shall likewise be paid at the same time to holders of Series A Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and outstanding shares of Equivalent Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Series A Preferred Stock and such shares of Equivalent Securities if all amounts payable thereon were paid in full.

                           (b)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the
DGCL) or (ii) the consolidation or merger of the Corporation with one or more other companies or entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5.       Certain Restrictions.

                  Notwithstanding anything contained herein to the contrary, so long as any shares of the Series A Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock, establish, create, authorize or issue any shares of (i) any class or series of Preferred Stock the terms of which provide that such class or series shall rank on parity with the Series A Preferred Stock with respect to dividends or rights on liquidation, winding up or dissolution ("Equivalent Securities"), including (A) the reclassification of any class or series of stock of the Corporation into shares of Equivalent Securities and (B) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Equivalent Securities; or (ii) any other class or series of Preferred Stock, the terms of which provide that such class or series shall rank senior to the Series A Preferred Stock with respect to dividend rights or rights on liquidation, winding up or dissolution ("Senior Securities"), including (A) the reclassification of any class or series of stock of the Corporation into shares of Senior Securities and (B) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Securities.

                  6.       Redemption by the Corporation.

                           (a)      The Corporation may, at its option, on or
after the third anniversary of the first date on which shares of the Series A Preferred Stock are issued, redeem all, but not less than all, shares of Series A Preferred Stock, upon notice as set forth in Section 6(d) at hereof at the redemption price set forth in Section 6(c) hereof any time if the average Trading Price (as defined in Section 8(n)) of the Common Stock for the 30 consecutive Trading Days preceding the Redemption Notice Date (as defined in
Section 6(d)) shall exceed an amount equal to 200% of the Conversion Price (as defined in Section 8(b)).

                           (b)      Upon the earlier of (i) Maturity or (ii)
the Corporation's redemption of its Series A 9.75% Convertible Senior Pay-in-Kind Debentures due 2007 and its Series B 9.75% Convertible Senior Pay-in-Kind Debentures due 2007 (collectively, the "Debentures"), the Corporation shall redeem all outstanding shares of Series A Preferred Stock at the redemption price set forth in Section 6(c) hereof.

                           (c)      The redemption price per share of the
Series A Preferred Stock shall be an amount in cash equal to the Stated Value of such share of Series A Preferred Stock plus all accrued but unpaid dividends thereon to the Redemption Date. The Corporation shall take all actions required or permitted under the General Corporation Law of the State of Delaware (the "DGCL") to permit such redemption of Series A Preferred Stock.

                           (d)      Notice of any redemption shall be sent by
or on behalf of the Corporation not less than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first-class mail, postage prepaid, to all holders of record of Series A Preferred Stock at their last addresses as they shall appear on the books of the Corporation (the date such notice is mailed by or on behalf of the Corporation is referred to herein as the "Redemption Notice Date"); provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) whether such redemption is being made pursuant to the optional redemption provisions hereof or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate as of the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                           (e)      If notice has been mailed in accordance
with Section 6(d) hereof and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust and for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price therefor) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price therefor.

                           (f)      Any deposit of funds with a bank or trust
company for the purpose of redeeming shares of Series A Preferred Stock shall be irrevocable except that (i) any balance of monies so deposited by the Corporation with respect to shares of Series A Preferred Stock converted by the holder pursuant to Section 8 hereof prior to the Redemption Date shall be repaid, together with interest or other earnings thereon, to the Corporation within 30 days after the Redemption Date and (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares of Series A Preferred Stock entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                           (g)      In connection with any redemption of Series
A Preferred Stock, holders of Series A Preferred Stock may exercise their right to convert in accordance with Section 8 hereof by notifying the Corporation on or before the Redemption Date.

                  7. Voting Rights. In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (a)      For so long as any shares of Series A
Preferred Stock shall remain outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock and all other shares entitled to vote, if any, at all meetings of the stockholders of the Corporation; provided, however, that the holders of shares of Series A Preferred Stock shall not have the right to vote for any directors of the Corporation (other than the right to elect the Preferred Directors in accordance with Section 7(b) hereof.) With respect to any matter voted on by holders of the Common Stock and the Series A Preferred Stock voting together as a single class, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which such share of Series A Preferred Stock are convertible on the record date for such vote or, if no such record date is established, on the date any written consent of stockholders is solicited.

                           (b)      So long as shares of the Series A Preferred
Stock and the Debentures, having collectively, an aggregate Stated Value (with respect to the Series A Preferred Stock) or principal amount (with respect to the Debentures), equal to or greater than Fifty Million Dollars ($50,000,000) remain outstanding, the Board of Directors shall consist of nine (9) members and the holders of shares of Series A Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect 4 directors of the Corporation (the "Preferred Directors"), the remaining directors to be elected by the other classes of stock entitled to vote therefor (excluding the Series A Preferred Stock in accordance with Section 7(a) hereof), at each meeting of stockholders held for the purpose of electing directors. So long as holders of the Series A Preferred Stock have the right to elect the Preferred Directors, (i) holders of in excess of 50% of the issued and outstanding shares of Series A Preferred Stock may, by executing a consent in writing, remove any or all of the Preferred Directors; and (ii) any vacancies created by the removal, resignation or death of any Preferred Director may be filled by a majority vote of the remaining Preferred Directors or by the written consent of holders of more than 50% of the issued and outstanding shares of Series A Preferred Stock.

                           (c)      Notwithstanding anything to the contrary
contained herein, any action required or permitted to be taken by the holders of Series A Preferred Stock at any meeting of the holders of Series A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of in excess of 50% of the issued and outstanding shares of Series A Preferred Stock.

                  8.       Conversion Rights.

                           (a)      Each share of Series A Preferred Stock may
be converted at the option of the holder, at any time (except that, with respect to any shares of Series A Preferred Stock which shall be called for redemption, such right shall terminate as provided in Section 8(h) hereof) into the number of fully paid, non-assessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price (as defined in Section 8(b) below) in effect on the date of conversion (the "Conversion Date"), in accordance with and subject to the terms and conditions of this Section 8 and the right to receive an additional number of fully paid and non-assessable shares of Common Stock having a Share Value (as defined herein) equal to all accrued and unpaid dividends on such share of Series A Preferred Stock (other than previously declared dividends payable to a holder of record on a prior Record Date which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared, such shares to be issued concurrently with the issuance of the shares of Common Stock pursuant to Section 8(d) hereof. Subject to Section 6(g) hereof, a holder of shares of Series A Preferred Stock shall have the right to convert all or any portion of such shares pursuant to this Section 8 at any time and from time to time.

                           (b)      The "Conversion Price" shall initially
equal $4.00, provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.

                           (c)      Upon surrender to the Corporation at the
office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Series A Preferred Stock to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom shares of Common Stock are to be issued upon conversion thereof, the Corporation shall issue the number of full shares of Common Stock rounded down to the nearest whole number issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock. In addition, the Corporation shall, issue a number of shares of Common Stock having a Share Value equal to all accrued and unpaid dividends on each share of Series A Preferred Stock so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date.) Upon surrender of a certificate representing shares of Series A Preferred Stock to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Series A Preferred Stock represented by the certificate surrendered for conversion.

                           (d)      No fractional shares of Common Stock shall
be issued pursuant to this Section 8 and the number of shares of Common Stock shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Series A Preferred Stock would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent conversion by such holder of shares of Series A Preferred Stock and each time such fractional share shall equal one full share, such full share shall be issued to the holder entitled thereto.

                           (e)      The Corporation shall pay all documentary,
stamp, or similar issue or transfer tax due upon conversion of Series A Preferred Stock.

                           (f)      The Conversion Price shall be subject to
adjustment as follows:

                                    (i)      In case the Corporation shall (i)
pay or make a dividend or other distribution on the outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subject to such subdivision, combination or reclassification shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares outstanding immediately after the event described in clause
(i), (ii)
or (iii) of this Section 8(f), such adjustment to the Conversion Price to become effective immediately after the opening of business on the day following the date fixed for such determination.

                                    (ii)     In case the Corporation shall
issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price in effect immediately prior to the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (the "Pre-Determination Conversion Price"), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying the Pre-Determination Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock (as defined herein) outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription would purchase at the Pre-Determination Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction of the Conversion Price to become effective immediately after the opening of business on the day following the date fixed for such determination.

                                    (iii)    In case the Corporation shall, by
dividend or otherwise, distribute to all holders of Common Stock (i) shares of capital stock of any class other than Common Stock, (ii) evidences of its indebtedness or (iii) assets (excluding any rights, options or warrants referred to in paragraph (ii) of this Section 8(f), any cash dividend or distribution lawfully paid under the laws of the state of incorporation of the Corporation, and any dividend or distribution referred to in paragraph (i) of this Section 8(f)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution (the "Pre-Determination Conversion Price") by a fraction of which the numerator shall be the Pre-Determination Conversion Price less the fair market value (as determined by the Board of Directors of the Corporation) of the portion of the shares of capital stock or evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be the Pre-Determination Conversion Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                                    (iv)     In case the Corporation shall
issue any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in paragraph (ii) or (iii) of this Section 8(f)), for a consideration per share of Common Stock less than the Conversion Price immediately prior to the date of issuance of such securities (the "Pre-Issuance Conversion Price"), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Pre-Issuance Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Pre-Issuance Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Upon the termination of the right to convert or exchange such securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Corporation for such securities.

                                    (v)      In case of any reclassification of
the Common Stock (including any reclassification upon a consolidation or merger in which the Corporation is the continuing or surviving corporation) into securities other than Common Stock, the Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of shares of Common Stock into which the Series A Preferred Stock would be convertible immediately prior to such reclassification.

                                    (vi)     In case the Corporation shall
issue shares of Common Stock for a consideration per share less than the Conversion Price immediately prior to the date on which the Corporation fixes the offering price of such additional shares (the "Pre-Offering Conversion Price"), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Pre-Offering Conversion Price by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Pre-Offering Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. There shall be no adjustment, however, pursuant to this paragraph (vi) with respect to any shares of Common Stock issued (i) in any of the transactions described in paragraph (ii) of this Section 8(f) where there has been an adjustment in respect thereto; (ii) upon conversion or exchange of securities convertible into or exchangeable for Common Stock where there has been an adjustment; (iii) upon the exercise of any stock option outstanding on the first date on which shares of Series A Preferred Stock are issued (the "Original Issue Date"); (iv) upon the exercise of any stock option granted by the Company (provided that, if applicable, any adjustment required pursuant to paragraph (iii) of this Section 8(f) upon the grant of such option has been made) or (v) upon the conversion of any convertible debenture of the Company outstanding on the Original Issue Date or upon the conversion of any of the Debentures.

                           (g)      Anything herein to the contrary
notwithstanding, no adjustment will be made to the Conversion Price by reason of the issuance of Common Stock upon the conversion of Series A Preferred Stock or by reason of the issuance of Series B Preferred Stock upon the conversion of any of the Debentures. The Corporation shall not issue any shares of Series B Preferred Stock except pursuant to the Certificate of Designations of the Rights and Preferences of the Series B Preferred Stock or pursuant to the terms of the Debentures (including the Indenture relating to the Debentures).

                           (h)      No adjustment in the Conversion Price need
be made unless the adjustment pursuant to Section 8(f) hereof would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder, and, in any event, shall be made no later than the third anniversary of the date the adjustment pursuant to Section 8(f) hereof would have been made if it would have required an increase or decrease of at least 1% in the Conversion Price. All adjustments to the Conversion Price shall be made to the nearest one-one thousandth of a dollar.

                           (i)      No adjustment need be made for a change in
the par value of the Common Stock.

                           (j)      Whenever the Conversion Price is adjusted,
the Corporation shall promptly mail to holders of Series A Preferred Stock a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing such adjustment.

                           (k)      In case of any consolidation or merger of
the Corporation with any other entity, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if a holder of shares of Series A Preferred Stock so designates in a notice given to the Corporation on or before the date immediately preceding the date of the consummation of such transaction, the holder of such Series A Preferred Stock shall be entitled to receive the highest amount of securities, cash or other property to which such holder would actually have been entitled as a holder of Common Stock if the holder of Series A Preferred Stock had converted shares of Series A Preferred Stock into Common Stock prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 8. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Preferred Stock the right to elect to receive the securities, cash or other assets into which Series A Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                           (l)      In case any other stock (other than Common
Stock but including, without limitation, any class or series of Preferred Stock) or other securities of any other entity (corporate or otherwise) or the Corporation ("Other Securities") shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Corporation or to subscription, purchase or other acquisition for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 8, the conversion rights of the Series A Preferred Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 8 with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the conversion of shares of Series A Preferred Stock, so as to protect the holders of Series A Preferred Stock against the effect of such dilution.

                           (m)      The Corporation shall reserve and at all
times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock issued upon conversion of outstanding shares of Series A Preferred Stock shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges.

                           (n)      For purposes hereof, the following terms
have the following meanings:

                                    (i)      "Trading Price" on any Trading Day
with respect to the per share price of any shares of Common Stock means the average of the reported high and low sale price or, in case no such reported sale takes place on such day, the average of the reported high and low bid and asked prices, in either case, on the American Stock Exchange or, if shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the high and low bid and asked prices in the over-the-counter market as furnished by any American Stock Exchange member firm that is selected from time to time by the Corporation for that purpose.

                                    (ii)     "Maturity" means the seventh
anniversary of the Original Issue Date of the Series A Preferred Stock.

                                    (iii)    "Share Value" means the average
Trading Price of the Common Stock for the five consecutive Trading Days immediately preceding the Conversion Date; provided, however, that in the event that the Trading Price of the Common Stock cannot be determined pursuant to subsection n(i) hereof, the "Share Value" shall mean the fair market value of a share of Common Stock on the Conversion Date as agreed to by the Corporation, on the one hand, and a majority of the holders of the Series A Preferred Stock requesting conversion (voting or consenting in writing as a separate class), on the other hand; provided, further, that if such holders and the Corporation cannot agree on the Trading Price within 10 days, the Trading Price shall be determined by an independent nationally-recognized investment banking firm mutually acceptable to the Company, on the one hand, and a majority of such holders (voting or consenting in writing as a separate class), on the other hand, or if the Corporation and such holders are unable to so agree within 5 days, by an independent nationally recognized investment banking firm selected by the American Arbitration Association.

                                    (iv)     "Trading Day," with respect to a
securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

                  9. Shares to Be Retired. Any share of Series A Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as Series A Preferred Stock or shares of Preferred Stock of one or more other series.

                  10. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

                  11. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, if to the Corporation, to its offices at 10000 Innovation Drive, Milwaukee, Wisconsin 53005, (Attention: Chief Financial Officer) or to an agent of the Corporation designated as permitted by the Certificate of Incorporation or, if to any holder of Series A Preferred Stock, to such holder at the address of such holder of Series A Preferred Stock as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                     EXHIBIT A-2





                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES

                                     OF THE

                                    SERIES B

                            NON-VOTING PARTICIPATING

                                PREFERRED STOCK

                                       OF

                         ALTERRA HEALTHCARE CORPORATION



                  1. Designation. The Preferred Stock of Alterra Healthcare Corporation (the "Company"), created and authorized for issuance hereby shall be designated as "Series B Non-Voting Participating Preferred Stock" (hereinafter "Series B Preferred Stock") which will consist of ___________ shares of such Series B Preferred Stock, each of which has a stated value of $400 per share as adjusted, from time to time, in accordance with the provisions of Section 8 hereof (the "Stated Value"). The Company shall not issue any shares of Series B Preferred Stock except pursuant to Section 8 of this Certificate of Designations, Rights and Preferences or the terms of the Company's Series A 9.75% Senior Convertible Pay-in-Kind Debentures or the Company's Series B 9.75% Senior Convertible Pay-in-Kind Debentures (collectively, the "Debentures") or the Indenture relating to such Debentures.

                  2. Priority. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) junior to the Company's Series A 9.75% Cumulative Convertible Pay-in-Kind Preferred Stock (the "Series A Preferred Stock"), any other series of Preferred Stock established by the Company's Board of Directors (the "Board of Directors"), the terms of which shall specifically provide that such series shall rank senior to the Series B Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the Series B Preferred Stock ranks junior, are at times collectively referred to herein as the "Senior Securities"), and (ii) senior to the Company's Common Stock, $.01 par value per share (the "Common Stock"), (except that with respect to dividends the Series B Preferred Stock shall rank pari pasu with the Common Stock) and the Company's Series A Junior Participating Preferred Stock (the "Junior Preferred

Stock"), and, subject to clause (i) of this Section 2, any other equity securities of the Company, with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Company to which the Series B Preferred Stock ranks senior, including the Common Stock, are at times collectively referred to herein as the "Junior Securities").

                  3.       Dividends.

                           (a)      Each Holder of a share of Series B
Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor under the General Corporation Law of the State of Delaware (the "DGCL"), dividends for each share of Series B Preferred Stock in an amount equal the amount of all cash dividends, all non cash dividends and all other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock by reclassification or otherwise, each of which are addressed in Section 8 hereof) declared and paid on the Common Stock, as if the shares of Series B Preferred Stock had been converted immediately prior to the record date for payment of such dividends or distributions at the conversion rate set forth in Section 5 hereof. Dividends on shares of Series B Preferred Stock shall be payable in cash or in such other property, securities or assets (other than shares of Common Stock) as may be declared and paid by the Company as a dividend to the holders of the Company's issued and outstanding shares of Common Stock. Dividends shall be paid to the holders of record of shares of Series B Preferred Stock at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared; provided, however, that such record date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date.

                           (b)      All dividends paid with respect to shares
of Series B Preferred Stock pursuant to Section 3(a) hereof shall be paid pro rata to the holders entitled thereto.

                           (c)      If at any time the Company shall have
failed to pay all dividends which have accrued on any outstanding shares of Senior Securities at the times such dividends are payable, unless otherwise provided in the terms of such Senior Securities, no cash or stock dividend (except in shares of Series B Preferred Stock) shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of Series B Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities shall have been declared, paid or set apart for payment, without interest.

                  4.       Liquidation Preference.

                           (a)      In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to the greater of (i) the Stated Value and (ii) the Common Stock Liquidation Amount (as defined below) for each share of Series B Preferred Stock outstanding plus all declared but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities (the "Liquidation Preference"); provided, however, that the holders of outstanding shares of Series B Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities shall have been paid in full. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series B Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Series B Preferred Stock if all amounts payable thereon were paid in full.

                           (b)      For the purposes of this Section 4,
"Common Stock Liquidation Amount" means the amount, if any, that each outstanding share of Series B Preferred Stock would be entitled to receive following the payment by the Company of any liquidation preferences with respect to the Senior Securities, out of assets legally available for distribution as contemplated by the relevant provisions of the DGCL and applicable law, assuming that the holders of shares of Series B Preferred Stock were entitled to participate with the holders of Common Stock in all other assets of the Company (with each share of Series B Preferred Stock entitled to participate on the same basis as one hundred (100) shares of Common Stock).

                           (c)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Company pursuant to the DGCL) or
(ii) the consolidation or merger of the Company with one or more other companies or entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5.       Conversion by the Company.

                           (a)      The Company may, at its option, on or after
______________, 2003 [third anniversary of the Closing], convert all, but not less than all, of the shares of Series B Preferred Stock then outstanding, upon notice as set forth in Section 5(d) hereof, into shares of Common Stock with each share of Series B Preferred Stock being converted into one hundred (100) shares of fully paid non-assessable shares of Common Stock in accordance with and subject to the terms of this Section 5.

                           (b)      Notice of any conversion shall be sent by
or on behalf of the Company not less than 30 days prior to the date specified for such conversion in such notice (the "Conversion Date"), by first-class mail, postage prepaid, to all holders of record of Series B Preferred Stock at their last addresses as they shall appear on the books of the Company (the date such notice is mailed by or on behalf of the Company is referred to herein as the "Conversion Notice Date"); provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom such notice was defective. In addition to any information required by law, such notice shall state: (i) the place or places where certificates for such shares are to be surrendered; and
(ii) that dividends on the shares to be converted will cease to accumulate as of the Conversion Date.

                           (c)      If notice has been mailed in accordance
with Section 5(b) hereof and, provided that on or before the Conversion Date specified in such notice, all shares of Common Stock necessary for such conversion shall have been set aside by the Company for the pro rata benefit of the holders of the Series B Preferred Stock so called for conversion, so as to be, and to continue to be available therefor, then, from and after the Conversion Date, dividends on the shares of Series B Preferred Stock so called for conversion shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company shares of Common Stock in connection with the conversion) shall cease.

                           (d)      Upon surrender to the Company at the office
of the transfer agent or such other place or places, if any, as the Board of Directors may determine and as specified in the Conversion Notice, of certificates duly endorsed to the Company or in blank for shares of Series B Preferred Stock called for conversion together with appropriate evidence of the payment of any transfer or similar tax, if required, the Company shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock to the record holder of the shares so surrendered.

                           (e)      No fractional shares of Common Stock shall
be issued pursuant to this Section 5 and the aggregate number of shares of Common Stock issued to a holder of Series B Preferred Stock shall be rounded down to the nearest whole number of shares.

                           (f)      The Company shall pay all documentary,
stamp, or similar issue or transfer tax due upon conversion of Series B Preferred Stock.

                  6.       Redemption at the Request of the Holder.

                           (a)      Any holder of Series B Preferred Stock may,
at its option, on or after ________________, 2003 [the third anniversary of the Closing], from time to time, cause the Company to redeem all, but not less than all, of the Series B Preferred Stock held by such holder on such date, upon notice as set forth in Section 6(c) hereof at the redemption price set forth in
Section 6(b) hereof.

                           (b)      The Redemption Price of each share of the
Series B Preferred Stock shall be an amount in cash equal to one hundred (100) times the Common Share Value (hereinafter defined) on the Redemption Date (as defined herein) and, at the election of the Company, may be paid in cash or may be satisfied in full by issuing to the holder one hundred (100) shares of Common Stock for each share of Series B Preferred Stock that is subject to redemption. The Company shall take all actions required or permitted under the DGCL to permit such redemption of Series B Preferred Stock.

                           (c)      Notice of any requested redemption pursuant
to Section 6(a) hereof shall be sent by or on behalf of the holder of shares of Series B Preferred Stock by first-class mail, postage prepaid, to the Company at its address set forth in Section 11 hereof (the date of such mailing being referred to herein as the Redemption Date). Such notice shall state: (i) that such redemption is being requested pursuant the redemption provisions hereof; and (ii) the number of shares of Series B Preferred Stock to be redeemed. Upon receipt by the Company of any such notice of requested redemption, the Company shall become obligated to redeem as soon as practicable thereafter all shares as to which redemption has been requested.

                           (d)      For purposes hereof, the following terms
have the following meanings:

                                    (i)      "Closing Price" on any Trading Day
                  with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any American Stock Exchange member firm that is selected from time to time by the Company for that purpose.

                                    (ii)     "Common Share Value" means the
                  average of the Closing Price of the Common Stock for the five
                  (5) consecutive Trading Days immediately preceding the Redemption Date; provided, however, that in the event that the Closing Price of Common Stock cannot be determined pursuant to subsection d(i) hereof, the "Common Share Value" shall mean the fair market value of a share of Common Stock on the Redemption Date as agreed to by the Company, on the one hand, and the holders of a majority of the shares of Series B Preferred Stock that are subject to redemption (voting or consenting in writing as a separate class), on the other hand; provided, further, that if the Company and such holders are unable to so agree within 10 days after the Redemption Date, the fair market value of a share of Common Stock shall be determined by an independent nationally-recognized investment banking firm mutually acceptable to the Company, on the one hand, and the holders of a majority of the shares of Series B Preferred Stock that are subject to redemption (voting or consenting in writing as a separate class), on the other hand, or if the Company and such holders are unable to so agree within 5 days, by an independent nationally-recognized investment banking firm selected by the American Arbitration Association.

                                    (iii)    "Trading Day," with respect to a
                  securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

                  7. Voting Rights. Except as otherwise provided herein or as otherwise required by law, holders of the Series B Preferred Stock shall have no voting rights; provided, however, that, notwithstanding the foregoing, the holders of the Series B Preferred Stock, acting by vote of a majority of the then outstanding Series B Preferred Stock, shall be entitled to approve, voting together as a single class: (i) any amendment or modification, direct or indirect, of the rights or preferences of the Common Stock or the Series B Preferred Stock, whether by amendment of the Certificate of Incorporation, recapitalization, merger or otherwise (including, without limitation, the authorization or the filing of any certificate of designations with respect to any additional class or series of capital stock of the Company) and (ii) any merger, amendment of the Certificate of Incorporation, share exchange or other corporate action (including, without limitation, any offer by the Company to repurchase shares of Common Stock or any amendment to the Rights Agreement between the Company and American Stock Transfer & Trust Company dated as of December 10, 1998 involving the conversion or exchange of Common Stock or the receipt of cash, securities (whether of the Company or any other entity), options, warrants or rights to acquire securities or other property by holders of Common Stock (except to the extent such transaction is subject to the provisions of Section 8 hereof) unless the holders of Series B Preferred Stock are entitled to participate in such transaction on the same terms as the holders of Common Stock (with each share of Series B Preferred Stock entitled to participate on the same basis as one hundred (100) shares of Common Stock). Each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote on any matter submitted to a vote of the holders of the Series B Preferred Stock in accordance with the preceding sentence. Notwithstanding anything to the contrary contained herein, any action required or permitted to be taken by the holders of Series B Preferred Stock at any meeting of the holders of Series B Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of more than 50% of the issued and outstanding shares of Series B Preferred Stock.

                  8.       Anti-Dilution Adjustments.

                           (a)      In case the Company shall (i) pay or make a
dividend or other distribution on the outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of issued and outstanding shares of Series B Preferred Stock (the "Outstanding Number") at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subject to such subdivision, combination or reclassification (the "Record Date") shall be adjusted by multiplying such Outstanding Number by a fraction of which the numerator shall be the sum of such number of shares of Common Stock outstanding immediately after the event described in clauses (i), (ii) or (iii) of this Section 8(a) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date, such adjustment to the Outstanding Number to become effective immediately after the opening of business on the Record Date. No adjustment to the Outstanding Number need be made for a change in the par value of the Common Stock. Whenever the Outstanding Number is adjusted, the Stated Value of each share of Series B Preferred Stock shall be adjusted proportionately such that the aggregate Stated Value of all issued and outstanding shares of Series B Preferred Stock shall not change as the result of the adjustment of the Outstanding Number.

                           (b)      Whenever the Outstanding Number is
adjusted, the Company shall promptly mail to the holders of Series B Preferred Stock (i) a notice of adjustment briefly stating the facts requiring the adjustment, the manner of computing such adjustment and any adjustment to the Stated Value; and (ii) a certificate or certificates representing the number of whole shares of Series B Preferred Stock to which such holder is entitled pursuant to Section 8(a) hereof or, in the case of a reduction in the Outstanding Number, a new certificate or certificates, in exchange for such holder's existing certificate or certificates, representing the number of whole shares of Series B Preferred Stock to which such holder is entitled following the adjustment provided for in Section 8(a) hereof. No fractional shares of Series B Preferred Stock shall be issued by the Company, so that the number of shares of Series B Preferred Stock to be issued pursuant to this Section 8 to a holder of Series B Preferred Stock shall be rounded down to the nearest whole number of shares and the Company shall make a cash payment to a holder of shares of Series B Preferred Stock who would otherwise have received a fractional share of Series B Preferred Stock in an amount equal to the greater of (i) the portion of the Stated Value represented by such fraction or (ii) the portion of the Common Stock Liquidation Amount represented by such fraction determined as of the Record Date of the action necessitating the adjustment; provided, however, that, at the option of the Company, the number of shares of Series B Preferred Stock to be issued to each holder of Series B Preferred Stock may be rounded up to the nearest whole number in lieu of making a cash payment with respect to any fractional amount.

                           (c)      In case of any consolidation or merger of
the Company with any other entity, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to receive, in exchange for holder's shares of Series B Preferred Stock, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of one hundred (100) shares of Common Stock; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if a holder of shares of Series B Preferred Stock so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the holder of such Series B Preferred Stock shall be entitled to receive the highest amount of securities, cash or other property to which a holder of a number of shares of Common Stock equal to one hundred (100) times the number of shares of Series B Preferred Stock held by such holder of Series B Preferred Stock would actually have been entitled to receive upon the consummation of such purchase, tender or exchange offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 8. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Series B Preferred Stock the right to elect to receive the securities, cash or other assets a holder of a number of shares of Common Stock equal to one hundred (100) times the number of shares of Series B Preferred Stock held by such holder of Series B Preferred Stock would have been entitled to elect to receive on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                           (d)      Anything herein to the contrary
notwithstanding, no adjustment will be made pursuant to Section 8 hereof by reason of the issuance of Common Stock upon the conversion of Series A Preferred Stock or Debentures or by reason of the issuance of Series B Preferred Stock upon the conversion of the Debentures.

                  9. Shares to Be Retired. Any share of Series B Preferred Stock redeemed, repurchased or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Series B Preferred Stock or shares of preferred stock of one or more other series.

                  10. Record Holders. The Company and the Company's transfer agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Company's transfer agent shall be affected by any notice to the contrary.

                  11. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, if to the Company, to its offices at 10000 Innovation Drive, Milwaukee, Wisconsin 53005, (Attention: Chief Financial Officer) or to an agent of the Company designated as permitted by the Certificate of Incorporation or, if to any holder of Series B Preferred Stock, to such holder at the address of such holder of Series B Preferred Stock as listed in the stock record books of the Company (which may include the records of the Company's transfer agent); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

                                   EXHIBIT B

===============================================================================




                         ALTERRA HEALTHCARE CORPORATION


                                   $---------


       SERIES A 9.75% CONVERTIBLE SENIOR PAY-IN-KIND DEBENTURES DUE 2007


       SERIES B 9.75% CONVERTIBLE SENIOR PAY-IN-KIND DEBENTURES DUE 2007


                                ----------------


                                   INDENTURE


                         DATED AS OF ___________, 2000




                                   [TRUSTEE]




                                ----------------




                                    TRUSTEE




===============================================================================

                               TABLE OF CONTENTS

                                                                                                               PAGE

         ARTICLE I             DEFINITIONS........................................................................1
         Section 1.1           Definitions........................................................................1
         Section 1.2.          Rules of Construction..............................................................5

         ARTICLE II            THE NOTES..........................................................................5
         Section 2.1.          Designation, Amount and Issue of Notes.............................................5
         Section 2.2.          Form of Notes......................................................................6
         Section 2.3.          Date and Denomination of Notes; Payments of Interest...............................6
         Section 2.4.          Execution of Notes.................................................................8
         Section 2.5.          Paying Agent to Hold Money in Trust................................................9
         Section 2.6.          Noteholder Lists...................................................................9
         Section 2.7.          Exchange and Registration of Transfer of Notes; Restrictions on Transfer;
                               Depositary........................................................................10
         Section 2.8.          Mutilated, Destroyed, Lost or Stolen Notes........................................14
         Section 2.9.          Treasury Notes....................................................................15
         Section 2.10.         Temporary Notes...................................................................15
         Section 2.11.         Cancellation......................................................................16
         Section 2.12.         Deposit of Funds..................................................................16

         ARTICLE III           REDEMPTION OF NOTES...............................................................16
         Section 3.1.          Right to Redeem; Notice to Trustee................................................16
         Section 3.2.          Effect of Notice of Redemption....................................................17
         Section 3.3.          Deposit of Redemption Price.......................................................17
         Section 3.4.          Conversion Arrangement on Call for Redemption.....................................18

         ARTICLE IV            RANKING...........................................................................18

         ARTICLE V             COVENANTS.........................................................................18
         Section 5.1.          Payment of Notes..................................................................18
         Section 5.2.          SEC Reports.......................................................................19
         Section 5.3.          Maintenance of Office or Agency...................................................19
         Section 5.4.          Stay, Extension and Usury Laws....................................................20
         Section 5.5.          Liquidation.......................................................................20
         Section 5.6.          Compliance Certificates...........................................................21
         Section 5.7.          Corporate Existence...............................................................21
         Section 5.8.          Further Instruments and Acts......................................................21
         Section 5.9.          Certain Restrictions..............................................................21

         ARTICLE VI            NOTEHOLDERS' LISTS AND REPORTS BY THE TRUSTEE.....................................23
         Section 6.1.          Holders' Lists....................................................................23
         Section 6.2.          Preservation and Disclosure of Lists..............................................23
         Section 6.3.          Reports by Trustee................................................................23

         ARTICLE VII           REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT....................24
         Section 7.1.          Events of Default.................................................................24
         Section 7.2.          Payment of Notes on Default; Suit Therefor........................................26
         Section 7.3.          Application of Monies Collected by Trustee........................................27
         Section 7.4.          Proceedings by Holders............................................................28
         Section 7.5.          Proceedings by Trustee............................................................28
         Section 7.6.          Remedies Cumulative and Continuing................................................29
         Section 7.7.          Direction of Proceedings and Waiver of Defaults by Majority of Holders............29
         Section 7.8.          Notice of Defaults................................................................30
         Section 7.9.          Undertaking to Pay Costs..........................................................30

         ARTICLE VIII          CONCERNING THE TRUSTEE............................................................30
         Section 8.1.          Duties and Responsibilities of Trustee............................................30
         Section 8.2.          Reliance on Documents, Opinions, Etc..............................................31
         Section 8.3.          No Responsibility for Recitals, Etc...............................................32
         Section 8.4.          Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes..............33
         Section 8.5.          Monies to Be Held in Trust........................................................33
         Section 8.6.          Compensation and Expenses of Trustee..............................................33
         Section 8.7.          Officers' Certificate as Evidence.................................................34
         Section 8.8.          Conflicting Interests of Trustee..................................................34
         Section 8.9.          Eligibility of Trustee............................................................34
         Section 8.10.         Resignation or Removal of Trustee.................................................34
         Section 8.11.         Acceptance by Successor Trustee...................................................36
         Section 8.12.         Succession by Merger, Etc.........................................................36
         Section 8.13.         Limitation on Rights of Trustee as Creditor.......................................37

         ARTICLE IX            CONCERNING THE NOTEHOLDERS........................................................37
         Section 9.1.          Action by Holders.................................................................37
         Section 9.2.          Proof of Execution by Holders.....................................................37
         Section 9.3.          Who are Deemed Absolute Owners....................................................37
         Section 9.4.          Company-Owned Notes Disregarded...................................................38
         Section 9.5.          Revocation of Consents; Future Holders Bound......................................38

         ARTICLE X             NOTEHOLDERS' MEETINGS.............................................................39
         Section 10.1.         Purpose of Meetings...............................................................39
         Section 10.3.         Call of Meetings by Company or Holders............................................39
         Section 10.4.         Qualifications for Voting.........................................................40
         Section 10.5.         Regulations.......................................................................40
         Section 10.6.         Voting............................................................................40
         Section 10.7.         No Delay of Rights by Meeting.....................................................41

         ARTICLE XI            SUPPLEMENTAL INDENTURES...........................................................41
         Section 11.1.         Supplemental Indentures Without Consent of Holders................................41
         Section 11.2.         Supplemental Indentures With Consent of Holders...................................42

         Section 11.3.         Effect of Supplemental Indenture..................................................43
         Section 11.4.         Notation on Notes.................................................................43

         Section 11.5.         Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee..........44

         ARTICLE XII           CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE.................................44
         Section 12.1.         Company May Consolidate Etc. on Certain Terms.....................................44
         Section 12.2.         Successor Corporation to Be Substituted...........................................44
         Section 12.3.         Opinion of Counsel to Be Given Trustee............................................45

         ARTICLE XIII          SATISFACTION AND DISCHARGE OF INDENTURE...........................................45
         Section 13.1.         Discharge of Indenture............................................................45
         Section 13.2.         Deposited Monies to Be Held in Trust by Trustee...................................45
         Section 13.3.         Paying Agent to Repay Monies Held.................................................46
         Section 13.4.         Return of Unclaimed Monies........................................................46
         Section 13.5.         Reinstatement.....................................................................47

         ARTICLE XIV           IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS...................47
         Section 14.1.         Indenture and Notes Solely Corporate Obligations..................................47

         ARTICLE XV            CONVERSION OF NOTES...............................................................47
         Section 15.1.         Right to Convert..................................................................47
         Section 15.2.         Exercise of Conversion Privilege; Issuance of Common Stock and Preferred Stock on
                               Conversion; No Adjustment for Interest or Dividends...............................48
         Section 15.3.         No Issuance of Fractional Shares..................................................49
         Section 15.4.         Conversion Price..................................................................49
         Section 15.5.         Adjustment of Conversion Price....................................................50
         Section 15.6.         Effect of Reclassification, Consolidation, Merger or Sale.........................53
         Section 15.7.         Taxes on Shares Issued............................................................54
         Section 15.8.         Reservation of Shares to Be Fully Paid; Compliance with Governmental Requirements;
                               Listing of Common Stock and Series B Preferred Stock..............................54
         Section 15.9.         Responsibility of Trustee.........................................................55
         Section 15.10.        Notice of Holders Prior to Certain Actions........................................55

         ARTICLE XVI           MISCELLANEOUS PROVISIONS..........................................................56
         Section 16.1.         Provisions Binding on Company's Successors........................................56
         Section 16.2.         Official Acts by Successor Corporation............................................56
         Section 16.3.         Addresses for Notices, Etc........................................................57
         Section 16.4.         Governing Law.....................................................................57
         Section 16.5.         Evidence of Compliance with Conditions Precedent; Certificates to Trustee.........57
         Section 16.6.         Legal Holidays....................................................................58

         Section 16.7.         Trust Indenture Act...............................................................58
         Section 16.8.         No Security Interest Created......................................................58
         Section 16.9.         Benefits of Indenture.............................................................58
         Section 16.10.        Table of Contents, Headings, Etc..................................................59
         Section 16.11.        Authenticating Agent..............................................................59
         Section 16.12.        Execution in Counterparts.........................................................60

         INDENTURE dated as of ____________, 2000, between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (hereinafter sometimes called the "Company," as more fully set forth in Section 1.1), and [Trustee], a national banking association, as trustee hereunder (hereinafter sometimes called the "Trustee," as more fully set forth in Section 1.1).

                                  WITNESSETH:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Series A 9.75% Convertible Senior Pay-In-Kind Debentures due 2007 (the "Series A Notes") and its Series B 9.75% Convertible Senior Pay-In-Kind Debentures due 2007 (the "Series B Notes") (hereinafter sometimes collectively called the "Notes"), in an aggregate principal amount not to exceed $ _____________ and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

         WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1.      Definitions.

         The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion Agent or any successor thereto.

         "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act for it hereunder.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

         "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Alterra Healthcare Corporation until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Conversion Agent" shall have the meaning set forth in Section 2.4.

         "Corporate Trust Office" means the principal offices of the Trustee at which at any particular time its corporate trust business shall be administered, which offices as of the date of this Indenture are located at
_____________________________.

         "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Defaulted Interest" shall have the meaning set forth in Section 2.3.

         "Event of Default" means any event specified in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Note Register.

         "Indebtedness" shall have the meaning set forth in Section 5.9.

         "Indenture" means this instrument as originally executed or, if supplemented or amended as herein provided, as so supplemented or amended.

         "Interest Payment Date" means each July 1 and January 1, commencing July 1, 2000, except that if such date is not a Business Day, then the Interest Payment Date shall be the next date that is a Business Day.

         "Maturity" or "Maturity Date" means _______________, 2007.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Secretary or any Vice President of the Company.

         "Officer's Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer or a Vice President of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

         "Paying Agent" shall have the meaning set forth in Section 2.4.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, association, joint stock company, unincorporated organization or government or any agency or political subdivision thereof.

         "PIK Notes" shall have the meaning set forth in Section 2.3.

         "Principal" or "principal" of a debt security, including the Notes, means the principal of the security.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Notice Date" shall have the meaning set forth in Section
3.1.

         "Redemption Price" shall have the meaning set forth in Section 3.1.

         "Registrar" shall have the meaning set forth in Section 2.4.

         "Restricted Note" shall have the meaning set forth in Section 2.7(b).

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series A Conversion Price" shall have the meaning set forth in
Section 15.4.

         "Series B Conversion Price" shall have the meaning set forth in
Section 15.4.

         "Series B Preferred Stock" means the Series B Non-Voting Participating Preferred Stock of the Company.

         "Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more Subsidiaries of such person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such Person (or any combination thereof).

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77666), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture, except as provided in Sections 11.3, 15.6 and 16.5, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" or "trading day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the exchange or market in which such security is traded.

         "Trading Price" on any Trading Day with respect to the per share price of any shares of Common Stock means the mean of the reported high and low sale price or, in case no such reported sale takes place on such day, the average of the reported high and low bid and asked prices, in either case, on the American Stock Exchange or, if shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the mean of the high and low bid and asked prices in the over-the-counter market as furnished by any American Stock Exchange member firm that is selected from time to time by the Corporation for that purpose, or if no such bid and asked prices can be obtained from any such firm, the fair market value of such Common Stock on such day as determined in good faith by the Board of Directors.

         "Transfer Agent" means the transfer agent for the Common Stock as may be designated by the Company from time to time.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

         "Trust Officer" means any officer of the Trustee with direct responsibility for the administration of this Indenture or who is otherwise exercising judgment with respect to this Indenture.

         "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States is pledged.

         "Vice President" when used with respect to the Company, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         Section 1.2.      Rules of Construction.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

         (3) words in the singular include the plural, and words in the plural include the singular; and

         (4)      provisions apply to successive events and transactions.

                                   ARTICLE II
                                   THE NOTES

         Section 2.1.      Designation, Amount and Issue of Notes.

         The Series A Notes shall be designated as "Series A 9.75% Convertible Senior Pay-In-Kind Debentures due 2007" and the Series B Notes shall be designated as "Series B 9.75% Convertible Senior Pay-In-Kind Debentures" as applicable. Notes not to exceed the aggregate principal amount of $_____________ (except for PIK Notes issued pursuant to section 2.3 and Notes authenticated and delivered in exchange for, or in lieu of other Notes (including PIK Notes), or except pursuant to Sections 2.7 and 2.8 hereof) from time to time hereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its
(a) Chairman of the Board, President or any Vice President and (b) Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, without any further action by the

Company hereunder. The Company shall, consistent with the provisions of this Indenture and the other contractual obligations of the Company, designate whether Notes to be issued shall be Series A Notes or Series B Notes.

         Section 2.2.      Form of Notes.

         The Series A Notes and the Series B Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A and Exhibit B, respectively, which are incorporated in and made a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

         The terms and provisions contained in the forms of Notes attached as Exhibit A and Exhibit B hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Note, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

         Section 2.3.      Date and Denomination of Notes; Payments of
                           Interest.

         (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount. Every Note shall bear interest at the rate of 9.75% per annum, as adjusted from time to time pursuant to the provisions of this Indenture, (the "Interest Rate") from the applicable Issuance Date. Interest on the Notes shall be paid semi-annually in arrears on each Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year.

         (b) For purposes of this Section 2.3, the following terms shall have the meaning indicated:

                  (1) "PIK Notes" means additional Notes issued by the Company on each Interest Payment Date in lieu of cash interest, in an aggregate principal amount equal to the amount of such cash interest that otherwise would be due, which PIK Notes shall be identical to the Series B Notes, except such PIK Notes shall be dated as of the applicable Interest Payment Date and shall bear interest from their Issuance Date.

                  (2) "Record Date" shall mean, with respect to any Interest Payment Date, the

December 15 or June 15 preceding said January 1 or July 1, respectively.

         (c) On each Interest Payment Date, the Company shall, in lieu of the payment of interest in cash, execute and require the Trustee (upon Company order given not less than 10 days prior to such Interest Payment Date) to authenticate for original issue and issue to the appropriate Holders, PIK Notes in an aggregate principal amount equal to the amount of interest due on such Interest Payment Date. The issuance of such PIK Notes shall constitute full payment of such interest; provided, however, that no fractional PIK Note shall be issued. In the event that any such interest payment would result in the issuance to a Holder of a PIK Note in a principal amount which is less than $1,000 (such principal amount, if less than $1,000, or, if such principal amount is greater than $1,000, the difference between such principal amount and the highest integral multiple of $1,000 which is less than such principal amount, being referred to as a "Fractional Principal Amount"), such Fractional Principal Amount shall be aggregated with any Fractional Principal Amount otherwise issuable to such Holder in connection with any subsequent Interest Payment Date and each time Fractional Principal Amounts with respect to such Holder shall equal $1,000, a PIK Note shall be issued to such Holder. Notwithstanding the preceding sentence, the Company may, at its option, on any Interest Payment Date pay to Holders otherwise entitled to any Fractional Principal Amounts, cash in an amount equal to the aggregate Fractional Principal Amounts due to such Holders.

         (d) The Person in whose name any Note is registered at the close of business on any record date with respect to any Interest Payment Date (including any Note that is converted after the record date and on or before the Interest Payment Date), shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange subsequent to the record date and on or prior to such Interest Payment Date, provided, that in the case of any Note, or portion thereof, called for redemption or delivered for conversion on a Redemption Date or Conversion Date (as applicable) that is after a record date and prior to (but excluding) the next succeeding Interest Payment Date, interest shall not be paid to the Person in whose name the Note, or portion thereof, is registered on the close of business on such record date and the Company shall have no obligation to pay interest on such Note or such portion except to the extent required to be paid upon redemption or conversion of such Note or portion thereof pursuant to Section 3.1 or 15.1 hereof.

         (e) If at any time the Common Stock is not listed or admitted to trading on the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System (each a "National Exchange"), then beginning on the date the Common Stock is no longer so listed or admitted to trading and continuing until the date the Common Stock is again listed or admitted to trading on a National Exchange, the Interest Rate shall be adjusted to 12.25% per annum.

         (f) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of payment (which shall not be less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall execute and require the Trustee to authenticate for original issue, and issue to such persons PIK Notes equal to the aggregate amount to be paid in respect of such Defaulted Interest. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for listing, and upon such notice as may be required by such exchange or automated quotation system, if, after notice is given by the Company in writing to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.4.      Execution of Notes.

         The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, President or any Vice President and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto or the form of Note attached as Exhibit B hereto, as applicable, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Each Note shall be dated the date of its authentication.

         In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such Person was not such an Officer.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent"), an office or agency where Notes may be presented for conversion (the "Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands in connection with the Notes.

         Section 2.5.      Paying Agent to Hold Money in Trust.

         On or prior to each due date of the principal of any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal so becoming due. Subject to Sections 4.1, 4.2 and 4.3, the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and any accrued but unpaid interest on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, on or before each due date of the principal of any Notes, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

         Section 2.6.      Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

         Section 2.7. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

         (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.3 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Registrars in accordance with Section 5.3.

         Upon surrender for registration of transfer of any Note to the Registrar or any co-Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.7, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         Notes may be exchanged for other Notes (of the same series) of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.3. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes, which the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

         Whenever any Notes are to be issued pursuant to this Indenture, the Company shall deliver to the Trustee an Officer's Certificate specifying the amount and series of Notes to be authenticated and certifying that all conditions precedent to the issuance of such Notes contained in this Indenture have been complied with.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         All Notes presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         Neither the Company nor the Trustee nor any Registrar nor any co-Registrar shall be required to exchange or register a transfer of (a) any Notes called for redemption pursuant to Article III or (b) any Notes or portions thereof surrendered for conversion pursuant to Article XV.

         (b) Every Note that bears or is required under this Section 2.7(b) to bear the legend set forth in this Section 2.7(b) (together with any Common Stock or Preferred Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.7(c), collectively, the "Restricted Notes") shall be subject to the restrictions on transfer set forth in this Section 2.7(b) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company (with written notice to the Trustee), and the Holder of each such Restricted Note, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.7(b) and 2.7(c), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Note.

         Until two (2) years after the original issuance date of any Note, any certificate evidencing such Note (and all Notes issued in exchange therefor or substitution thereof, other than Common Stock or Preferred Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in
Section 2.7(c), if applicable) shall bear a legend in substantially the following form, unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN THE RULES PROMULGATED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH ALTERRA HEALTHCARE CORPORATION (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK OR PREFERRED STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO [TRUSTEE], AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE

EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO [TRUSTEE], AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (B) OR (C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO [TRUSTEE], AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.7, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this
Section 2.7(b).

         (c) Until two (2) years after the original issuance date of any Note, any stock certificate representing Common Stock or Series B Preferred Stock issued upon conversion of such Note shall bear a legend in substantially the following form, unless such Common Stock or Series B Preferred Stock has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock or Series B Preferred Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the Transfer Agent and the Registrar:

         THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD AS SET FORTH BELOW.

         THE HOLDER HEREOF AGREES THAT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH ALTERRA HEALTHCARE CORPORATION (THE COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE OR THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) EVIDENCED HEREBY (THE "RESTRICTION TERMINATION DATE"); (1)

IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES TO [TRANSFER AGENT], AS THE COMPANY'S TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER BEFORE THE RESTRICTION TERMINATION DATE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH THE COMPANY'S TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         Any such Common Stock (or Series B Preferred Stock, if applicable) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock (or Series B Preferred Stock, if applicable) for exchange in accordance with the procedures of the transfer agent for the Common Stock (or Series B Preferred Stock, if applicable), be exchanged for a new certificate or certificates for a like number of shares of Common Stock (or Series B Preferred Stock, if applicable), which shall not bear the restrictive legend required by this Section 2.7(c). The Company shall advise the Trustee in writing as to the termination of the restricted period and the Trustee may rely conclusively thereon.

         (d) Any certificate evidencing a Note that has been transferred to an Affiliate of the Company within two (2) years after the original issuance date of the Note, as evidenced by a notation on the Assignment Form for such transfer or in any representation letter delivered in respect thereof, shall, until two (2) years after the last day on which the Company or any Affiliate of the Company was an owner of such Note, bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

         BY ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT
(A) TO ALTERRA HEALTHCARE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND SHALL BE REMOVED UPON THE TRANSFER OF THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK (OR PREFERRED STOCK, IF APPLICABLE) ISSUABLE UPON CONVERSION OF SUCH NOTE PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE.

         IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, PROVIDE [TRUSTEE], AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         Any stock certificate representing Common Stock or Series B Preferred Stock issued upon conversion of such Note shall also bear a legend in substantially the form indicated above, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

         Section 2.8.      Mutilated, Destroyed, Lost or Stolen Notes.

         In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and upon receipt of an Officer's Certificate for the authentication and delivery of Notes, the Trustee, or an authenticating agent appointed by the Trustee, shall authenticate and deliver a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

         The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock (or Preferred Stock, if applicable) shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

         Every substitute Note issued pursuant to the provisions of this
Section 2.8 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionally with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

         Section 2.9.      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes.

         Section 2.10.     Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon the order of the Company, the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of Notes, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company, with the consent of the Trustee, considers appropriate for temporary Notes (as conclusively evidenced by its execution of such Notes). Without unreasonable delay, the Company shall prepare and execute and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of Notes, shall authenticate and deliver definitive Notes in exchange for temporary Notes. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         Section 2.11.     Cancellation.

         All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes (unless the Company directs it in writing to do otherwise) and, after such destruction, shall, if requested by the Company, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisitions shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

         Section 2.12.     Deposit of Funds.

         Prior to 10:00 a.m. New York City time on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds sufficient to make cash payments, if any, due on Maturity Date, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date.

                                  ARTICLE III
                              REDEMPTION OF NOTES

         Section 3.1.      Right to Redeem; Notice to Trustee.

         (a) The Notes shall not be redeemable at the option of the Company prior to ________, 2003. After ____________, 2003, and prior to the Maturity Date, the Company may, at its option, redeem all, but not less than all, of the outstanding Notes, upon notice as set forth in Section 3.1(b) at the Redemption Price (as defined below), at any time within 5 days of any date on which the average Trading Price of the Common Stock for the 30 consecutive Trading Days preceding the Redemption Notice Date (as defined in Section 3.1(b)) exceeds the Conversion Price by an amount equal to 200% of the Conversion Price; The Redemption Price for each Note shall be an amount in cash equal to the principal amount of such Note plus all accrued but unpaid interest up to but not including the Redemption Date.

         (b)      If the Company elects to redeem the Notes pursuant to this
Section 3.1 and paragraph 6 of the Notes, then at least 60 days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee and to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note register. The date such notice is first mailed to the Trustee shall be the Redemption Notice Date.

         The notice shall identify the Notes to be redeemed and shall state:

         (1)      the Redemption Date;

         (2)      the Redemption Price;

         (3)      the then current Conversion Price;

         (4)      the name and address of the Paying Agent and the Conversion
Agent;

         (5) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

         (6) that the Notes called for redemption may be converted at any time before the close of business on the fifth Business Day immediately preceding the Redemption Date;

         (7) that Holders who wish to convert Notes must satisfy the requirements in paragraph 7 of the Notes;

         (8) that, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

         (10) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         Section 3.2.      Effect of Notice of Redemption.

         Once notice of redemption is mailed by the Company, or by the Trustee at the written request of the Company, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes that are converted in accordance with the provisions of
Article XV. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price.

         Section 3.3.      Deposit of Redemption Price.

         On or before 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of all Notes to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall promptly return to the Company any money not required for that purpose because of the conversion of Notes pursuant to Article XV or otherwise. If such money is instead held by the Company or an Affiliate of the Company in trust and is not required for such purpose, it shall be discharged from the trust.

         Section 3.4.      Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the date fixed for redemption), any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversions, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE IV
                                    RANKING

         The Notes shall rank (i) senior to the Company's subordinated indebtedness, including without limitation the Company's 5.25% Convertible Subordinated Debentures due 2002, the Company's 7% Convertible Subordinated Debentures due 2004, the Company's 6.75% Convertible Subordinated Debentures due 2006 and any other debentures subsequently issued by the Company and (ii) pari passu with all other Indebtedness of the Company.

                                   ARTICLE V
                                   COVENANTS

         Section 5.1.      Payment of Notes.

         The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money deposited by the Company or an Affiliate thereof sufficient to pay the installment or, if applicable, PIK Notes executed by the Company sufficient to pay such installment. The Company shall pay interest on overdue principal at the Interest Rate (as adjusted from time to time pursuant to the provisions hereof); it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         Section 5.2.      SEC Reports.

         The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders.

         During the period beginning on the latest date of the original issuance of the Notes and ending on the date that is two (2) years from such date, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial Holder of Notes or any Common Stock or Series B Preferred Stock issued upon conversion thereof which continue to be Restricted Notes in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock or Series B Preferred Stock from such Holder or beneficial Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial Holder of such Notes or such Common Stock or Series B Preferred Stock and it will take such further action as any Holder or beneficial Holder of such Notes or such Common Stock or Series B Preferred Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial Holder to sell its Notes or Common Stock or Series B Preferred Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial Holder of the Notes or such Common Stock or Series B Preferred Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 5.3.      Maintenance of Office or Agency.

         The Company will maintain in the United States an office or agency (which may be the Corporate Trust Office) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office, for such purposes. The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in _________________ as one such office or agency of the Company for each of the aforesaid purposes.

         Section 5.4.      Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         Section 5.5.      Liquidation.

         The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation, which plan provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (any such sale, lease, conveyance or other disposition substantially as an entirety being governed by Article VII) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the Notes as to the payment of the principal and interest thereof. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Notes then outstanding to maturity and to pay all other sums payable by it hereunder or (2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Notes and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a Person who acquires, or will acquire (otherwise than pursuant to a lease), all or substantially all of the assets of the Company, and which Person will have assets (immediately after the acquisition) and aggregate earnings (for such Person's four full fiscal quarters immediately preceding such acquisition) at least equal to the assets of the Company (immediately preceding such acquisition) and the aggregate earnings of the Company (for its four (4) full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company (x) has certified to the Trustee with an Officers' Certificate at least five (5) days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 5.5 and (y) delivered to the Trustee an Opinion of Counsel that all conditions precedent to such liquidation have been complied with.

         Section 5.6.      Compliance Certificates.

         The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.6, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Officers' Certificate need not comply with Section 16.5 hereof.

         Section 5.7.      Corporate Existence.

         Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine in good faith that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

         Section 5.8.      Further Instruments and Acts.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 5.9.      Certain Restrictions.

         (a) So long as Notes having, collectively, an aggregate principal amount equal to or greater than Twenty-Five Million Dollars ($25,000,000) shall remain outstanding, the Company shall not, without first obtaining the consent or approval of the Holders of a majority of the then outstanding Notes:

                  (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness, other than (i) Indebtedness represented by the Notes and any Indebtedness issued pursuant to the terms of the Notes; (ii) Indebtedness existing as of the date of this Indenture and any modifications, amendments or refinancing of such existing Indebtedness; (iii) Indebtedness arising out of the secured financing or refinancing of the Company's assets in the ordinary course of the Company's business; (iv) additional Indebtedness incurred by the Company from time to time after the original Issuance Date of the Notes in the ordinary course of its business provided that such Indebtedness referred to in this clause (iv) does not at any time exceed, in the aggregate, $50,000,000 at any time outstanding; and (v) additional Indebtedness, if any, as agreed upon by the Company and the Holders of a majority of the then outstanding Notes (all Indebtedness set forth in subparagraphs (i), (ii), (iii) (iv) or (v) hereof being referred to herein as "Permitted Indebtedness"). As used herein, "Indebtedness" means, without duplication, all liabilities and obligations, contingent or otherwise, of the Corporation, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) in respect of Capitalized Lease Obligations (as defined herein), or (iv) evidenced by a letter of credit or a reimbursement obligation of the Company with respect to any letter of credit; but excluding obligations arising out of operating leases, obligations (whether contingent or otherwise) existing as of the original Issuance Date relating to the buyout of joint venture investors and contingent liabilities incurred in the ordinary course of business.

                  (ii) create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease deemed to constitute a security interest and any option or other agreement to give any security interest) (each, a "Lien") on any asset now owned or hereafter acquired by the Company, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens (as defined herein). As used herein, "Permitted Liens" shall mean (A) Liens on property existing as of the date of this Indenture and as modified or amended from time to time; (B) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (C) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (D) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (E) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Corporation; (F) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (G) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (H) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease; (I) Liens evidenced by Uniform Commercial Code financing statements regarding leases; (J) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carrier's, warehousemen's, materialmen's and mechanic's liens, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof; or (K) Liens securing Permitted Indebtedness.

                                   ARTICLE VI

                         NOTEHOLDERS' LISTS AND REPORTS
                                 BY THE TRUSTEE

         Section 6.1.      Holders' Lists.

         The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than 15 days after each March 15 and September 15 in each year beginning with September 15, 2000, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Notes as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

         Section 6.2.      Preservation and Disclosure of Lists.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section
6.1 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Notes made pursuant to the Trust Indenture Act.

         Section 6.3.      Reports by Trustee.

         (a) Within 60 days after December 31 of each year commencing with the year 2000, the Trustee shall transmit to Holders of Notes such reports dated as of December 31 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange or automated quotation system upon which the Notes may be listed or traded and with the Company. The Company will notify the Trustee in writing within a reasonable time if the Notes are listed on any stock exchange or automated quotation system.

                                  ARTICLE VII
                    REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                             ON AN EVENT OF DEFAULT

         Section 7.1.      Events of Default.

         In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

         (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption pursuant to Article III, by acceleration or otherwise;

         (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) which failure has continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Trust Officer of the Trustee by the Holders of at least 50% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4;

         (d) default by the Company in payment of an amount of in excess of $10,000,000 of Indebtedness for borrowed money or acceleration of any Indebtedness for borrowed money in an amount in excess of $10,000,000;

         (e) the failure of any of the representations and warranties of the Company set forth in the Purchase Agreement between the Company and ______, ______ dated April ___, 2000 (the "Purchase Agreement") to be true and correct in all material respects as of the April ___, 2000 and the date hereof or the failure of the Company to have complied in all material respects with each of the Company's covenants set forth in the Purchase Agreement as of April ___, 2000 and as of the date hereof;

         (f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

         (g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

then, and in each and every such case (other than an Event of Default specified in Section 7.1(f) or (g)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(f) or (g) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the condition that if, at any time after the decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.4, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Trust Officer in writing, promptly upon becoming aware thereof, of any default or Event of Default.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

         Section 7.2.      Payment of Notes on Default; Suit Therefor.

         The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption under this Indenture, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all such Notes for principal or interest, or both, as the case may be, with interest upon the overdue principal, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder. Until such demand by the Trustee, the Company may pay the principal and interest on the Notes to the Holders, whether or not the Notes are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

         In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

         In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

         Section 7.3.      Application of Monies Collected by Trustee.

         Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

         First: to the payment of all amounts due the Trustee under Section
8.6;

         Second: in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

         Third: in case the principal of the outstanding Notes shall have become due, by acceleration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue payments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal, over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

         Fourth: to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

         Section 7.4.      Proceedings by Holders.

         No Holder shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.4 shall have made written request upon the Trustee to institute such action, suit or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the

Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note, on or after the respective due dates therefor, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

         Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

         Section 7.5.      Proceedings by Trustee.

         In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 7.6.      Remedies Cumulative and Continuing.

         Except as otherwise expressly provided herein, all powers and remedies given by this Article VII to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein and, subject to the provisions of Section 7.4, every power and remedy given by this
Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

         Section 7.7. Direction of Proceedings and Waiver of Defaults by Majority of Holders.

         The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may on behalf of the Holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock or Series B Preferred Stock, as applicable, pursuant to Article XV, (iii) a default in the payment of the Redemption Price pursuant to Article III or (iv) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of the Holders of all Notes then outstanding. Upon any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 7.8.      Notice of Defaults.

         The Trustee shall, within 90 days after a Trust Officer has knowledge of the occurrence of a default, mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all defaults known to a Trust Officer, unless such defaults shall have been cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the principal of, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         Section 7.9.      Undertaking to Pay Costs.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, provided that the provisions of this Section 7.9 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date therefor or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

         Section 8.1.      Duties and Responsibilities of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

         (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or the Trust Indenture Act against the Trustee; and

         (2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers, unless the Trustee was negligent in ascertaining the pertinent facts;

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee as Trustee, Paying Agent, Registrar, Custodian or Conversion Agent shall be subject to the provisions of this Section.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

         Section 8.2.      Reliance on Documents, Opinions, Etc.

         (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidence to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) the Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it thereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by Agent or attorney, provided, however, that if the payments within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

         (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any Agent or attorney appointed by it with due care hereunder; and

         (g) the Trustee shall not be deemed to have notice of an Event of Default or of any event or conditions which, with the giving of notice, the passage of time, or both, might constitute an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Noteholder or (ii) a Trust Officer shall have actual knowledge thereof.

         Section 8.3.      No Responsibility for Recitals, Etc.

         The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

         Section 8.4. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes.

         The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

         Section 8.5.      Monies to Be Held in Trust.

         Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust thereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

         Section 8.6.      Compensation and Expenses of Trustee.

         The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Trustee's negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee or such Agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its Officers, directors, employees, agents, successors and assigns. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 8.6 shall survive the satisfaction and discharge of this Indenture.

         When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

         Section 8.7.      Officers' Certificate as Evidence.

         Except as otherwise provided in Section 8.1, wherever in the administration of the provisions of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

         Section 8.8.      Conflicting Interests of Trustee.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         Section 8.9.      Eligibility of Trustee.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and which shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VIII.

         Section 8.10.     Resignation or Removal of Trustee.

         (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         (b)      In case at any time any of the following shall occur:

                  (1) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

         (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

         (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.

         Section 8.11.     Acceptance by Successor Trustee.

         Any successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein but, nevertheless, on the written request of the Company or of its successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

         No successor Trustee shall accept appointment as provided in this
Section 8.11 unless at the time of such acceptance, such successor Trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.11, the Company (or the former Trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such Trustee hereunder the Holders of Notes at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.12.     Succession by Merger, Etc.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor Trustee, and deliver such Notes so authenticated and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 8.13.     Limitation on Rights of Trustee as Creditor.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE IX
                           CONCERNING THE NOTEHOLDERS

         Section 9.1.      Action by Holders.

         When in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by Agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

         Section 9.2.      Proof of Execution by Holders.

         Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his Agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The proof of holding of Notes shall be provided by the registry of such Notes or by a certificate of the Registrar.

         The record of any Holders' meeting shall be proved in the manner provided in Section 10.6.

         Section 9.3.      Who are Deemed Absolute Owners.

         The Company, any other obligor on the Notes, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Note, for conversion of such Note and for all other purposes and neither the Company nor any authenticating agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon such Note.

         Section 9.4.      Company-Owned Notes Disregarded.

         In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or, to the extent required by the TIA, by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purpose of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons and, subject to
Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

         Section 9.5.      Revocation of Consents; Future Holders Bound.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as it concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                    ARTICLE X
                              NOTEHOLDERS' MEETINGS

         Section 10.1.     Purpose of Meetings.

         A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                  (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VII;

                  (b) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article VIII;

                  (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

                  (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

         The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place at a location within ten (10) miles of the Corporate Trust Office or in New York, New York, as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to Holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

         Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 10.3.     Call of Meetings by Company or Holders.

         In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place at any location within 10 miles of the Corporate Trust Office or New York, New York for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

         Section 10.4.     Qualifications for Voting.

         To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or
(b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 10.5.     Regulations.

         Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

         Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxy Holder shall be entitled to one vote for each $1,000 principal amount of Notes then outstanding and held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of
Section 10.2 or 10.3 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 10.6.     Voting.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders of Notes or of their representative by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.7.     No Delay of Rights by Meeting.

         Nothing in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE XI
                             SUPPLEMENTAL INDENTURES

         Section 11.1.     Supplemental Indentures Without Consent of Holders.

         The Company, when authorized by resolutions of the Board of Directors certified by its Secretary or an Assistant Secretary, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to make provisions with respect to the conversion rights of the Holders of Notes pursuant to the requirements of Section 15.6;

                  (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

                  (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XII;

                  (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth provided, however, that in respect of any such additional covenant, restriction or conditions such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                  (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the Holders;

                  (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

                  (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
11.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

         Section 11.2.     Supplemental Indentures With Consent of Holders.

         With the consent (evidenced as provided in Article IX) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Notes, or impair the right pursuant to Article XV, to convert the Notes into Common Stock in any material respect, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indentures, without the consent of the Holders of all Notes then outstanding.

         Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or an Assistant Secretary authorizing the execution of any such supplemental indentures, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid the Trustee shall join with the Company in the execution of such supplemental indentures unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 11.3.     Effect of Supplemental Indenture.

         Any supplemental indenture executed pursuant to the provisions of this
Article XI shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 11.4.     Notation on Notes.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

         Section 11.5. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.

         The Trustee, subject to the provisions of Sections 8.1 and 8.2, may require an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.

                                   ARTICLE XII
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         Section 12.1.     Company May Consolidate Etc. on Certain Terms.

         Subject to the provisions of Sections 12.2 and 16.1, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of the property of the Company, substantially as an entirety, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which, in each case, shall be organized under the laws of the United States of America, any state thereof or the District of Columbia, provided, that upon any such consolidation, merger, sale, conveyance or lease, if the Company is not the surviving entity, the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.6.

         Section 12.2.     Successor Corporation to Be Substituted.

         In case of any such consolidation, merger, sale, conveyance or lease referenced in Section 12.1 and upon the assumption by any successor corporation, by supplemental indenture required by Section 12.1, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as such. Such successor corporation thereupon may cause to be signed and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance (but not in the event of any such lease), the Person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         Section 12.3.     Opinion of Counsel to Be Given Trustee.

         The Trustee, subject to Sections 8.1 and 8.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XII.


                                  ARTICLE XIII
                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 13.1.     Discharge of Indenture.

         When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be canceled for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, monies sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by
Section 16.5 and at the cost and use of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

         Section 13.2.     Deposited Monies to Be Held in Trust by Trustee.

         Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

         Section 13.3.     Paying Agent to Repay Monies Held.

         Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent for the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to the Company or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         Section 13.4.     Return of Unclaimed Monies.

         Subject to the requirement of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies, and the Holder of any of the Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect except if an applicable abandoned property law does not so permit.

         Section 13.5.     Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
13.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.2, provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE XIV
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         Section 14.1.     Indenture and Notes Solely Corporate Obligations.

         No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE XV
                               CONVERSION OF NOTES

         Section 15.1.     Right to Convert.

         Subject to and upon compliance with the provisions of this Indenture, the Holder of any Series A Note shall have the right, at his option, at any time prior to the Maturity Date (except that, with respect to any Note which shall be called for redemption, such right shall terminate, except as provided in Section 3.4, at the close of business on the fifth Business Day preceding the Redemption Date of such Series A Note, unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note or any portion of such principal amount which is $1,000 or an integral multiple thereof, (together with any accrued but unpaid dividends thereon), into that number of fully paid and non-assessable shares of Common Stock (rounded down to the nearest whole number) obtained by dividing the principal amount of the Series A Note or portion thereof surrendered for conversion, together with any accrued but unpaid dividends thereon, by the Series A Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided. A Holder of Series A Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Series A Notes to Common Stock, and then only to the extent such Notes are deemed to have been converted to Common Stock under this Article XV.

         Subject to and upon compliance with the provisions of this Indenture, the Holder of any Series B Note shall have the right, at his option, at any time prior to the Maturity Date (except that, with respect to any Note which shall be called for redemption, such right shall terminate, except as provided in Section 3.4, at the close of business on the fifth Business Date preceding the Redemption Date of such Series B Note, unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, (together with any accrued but unpaid dividends thereon) into that number of fully paid and non-assessable shares of Series B Preferred Stock (rounded down to the nearest whole number) obtained by dividing the principal amount, together with any accrued but unpaid dividends thereon, of the Series B Note or a portion thereof surrendered for conversion by the Series B Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided. A Holder of Series B Notes is not entitled to any rights of a Holder of Series B Preferred Stock until such Holder has converted his Series B Notes to Series B Preferred Stock, and then only to the extent such Notes are deemed to have been converted to Series B Preferred Stock under this Article XV.

         Section 15.2. Exercise of Conversion Privilege; Issuance of Common Stock and Preferred Stock on Conversion.

         In order to exercise the conversion privilege with respect to any Note in certificated form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.3, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to such office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock or Series B Preferred Stock, as applicable, which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 15.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.3, a certificate or certificates for the number of full shares of Common Stock or Series B Preferred Stock, as applicable, issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof) (the "Conversion Date"), and the Person in whose name any certificate or certificates for shares of Common Stock or Series B Preferred Stock, as applicable, shall be issuable upon such conversion shall be deemed to have become, on said date, the Holder of record of the shares represented thereby, provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record Holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

         Section 15.3.     No Issuance of Fractional Shares.

         No fractional shares of Common Stock or Series B Preferred Stock or scrip representing fractional shares shall be issued upon conversion of the Notes and the number of shares of Common Stock or Series B Preferred Stock, as applicable, issuable to a Holder shall be rounded down to the nearest whole number. If more than one Note of the same Series shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount (together with accrued but unpaid interest thereon) of such Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable to a Holder upon the conversion of any Note or Notes, such fractional shares shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent conversion by such Holder of the same Series of Notes and each time a fractional share shall equal one full share, such full share shall be issued to such Holder.

         Section 15.4.     Conversion Price.

         The Series A Conversion Price shall be $4.00, subject to adjustment as provided in this Article XV. The Series B Conversion Price shall be one hundred
(100) times the Series A Conversion Price (as such Series A Conversion Price is adjusted from time to time pursuant to the provisions hereof).

         Section 15.5.     Adjustment of Conversion Price.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) The Series A Conversion Price shall be subject to adjustment as follows:

                  (i) In case the Company shall (A) pay or make a dividend or other distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subject to such subdivision, combination or reclassification shall be adjusted by multiplying such Series A Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares outstanding immediately after the event described in clause (A), (B) or (C) of this Section 15.5(a)(i), such adjustment to the Conversion Price to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (ii) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Series A Conversion Price in effect immediately prior to the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (the "Pre-Determination Conversion Price"), the Series A Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying the Pre-Determination Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription would purchase at the Pre-Determination Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction of the Series A Conversion Price to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (iii) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock (A) shares of capital stock of any class other than Common Stock, (B) evidences of its indebtedness or (C) assets (excluding any rights, options or warrants referred to in paragraph (ii) of this Section 15.5(a), any cash dividend or distribution lawfully paid under the laws of the state of incorporation of the Company, and any dividend or distribution referred to in paragraph (i) of this Section 15.5(a)(i)), the Series A Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Series A Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution (the "Pre-Determination Conversion Price") by a fraction of which the numerator shall be the Pre-Determination Conversion Price less the fair market value (as determined by the Board of Directors of the Company) of the portion of the shares of capital stock or evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be the Pre-Determination Conversion Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

                  (iv) In case the Company shall issue any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in paragraph (ii) of this Section 15.5(a)), for a consideration per share of Common Stock less than the Series A Conversion Price immediately prior to the date of issuance of such securities (the "Pre-Issuance Conversion Price"), the Series A Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Pre-Issuance Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Pre-Issuance Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Upon the termination of the right to convert or exchange such securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Company for such securities.

                  (v) In case of any reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing or surviving company) into securities other than Common Stock, the Series A Notes shall thereafter be convertible into the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of shares of Common Stock into which the Series A Notes would be convertible immediately prior to such reclassification.

                  (vi) In case the Company shall issue shares of Common Stock for a consideration per share less than the Series A Conversion Price immediately prior to the date on which the Company fixes the offering price of such additional shares (the "Pre-Offering Conversion Price"), the Series A Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Pre-Offering Conversion Price by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Pre-Offering Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. There shall be no adjustment, however, pursuant to this paragraph (vi) with respect to any shares of Common Stock issued (A) in any of the transactions described in paragraph (ii) of this Section 15.5(a) where there has been an adjustment in respect thereto; (B) upon conversion or exchange of securities convertible into or exchangeable for Common Stock where there has been an adjustment; (C) upon the exercise of any stock option outstanding on the first date that Notes are issued pursuant to this Indenture (the "Original Issue Date"); (D) upon the exercise of any stock option granted by the Company (provided that such option grant does not require any adjustment pursuant to paragraph (ii) of this Section 15.5(a)) or (E) upon the conversion of any convertible debenture of the Company outstanding on the Original Issue Date.

         (b) The Series B Conversion Price shall be adjusted by the Company each time the Series A Conversion Price is adjusted such that the Series B Conversion Price shall be one hundred (100) times the Series A Conversion Price. In addition, in case of any reclassification of the Series B Preferred Stock (including reclassification upon a consolidation or merger in which the Company is the continuing or surviving company) into securities other than Series B Preferred Stock, the Series B Notes shall thereafter be convertible into the kind and amount of such securities receivable upon such reclassification by a holder of the number of shares of Series B Preferred Stock into which the Series B Notes could be convertible immediately prior to such reclassification.

         (c) Anything herein to the contrary notwithstanding, no adjustment will be made to the Series A Conversion Price or Series B Conversion Price by reason of the issuance of Common Stock upon the conversion of Series A Notes or Series A Preferred Stock or the issuance of Series B Preferred Stock upon the conversion of Series B Notes.

         (d) No adjustment in the Series A Conversion Price or Series B Conversion Price need be made unless the adjustment pursuant to this Section
15.5 would require an increase or decrease of at least 1% in the Series A Conversion Price or Series B Conversion price, as applicable; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder, and, in any event, shall be made no later than the third anniversary of the date the adjustment pursuant to Section
15.5 hereof would have been made if it would have required an increase or decrease of at least 1% in the Series A Conversion Price or Series B Conversion Price. All adjustments to the Conversion Price shall be made to the nearest one-one thousandth of a dollar.

         (e) No adjustment need be made for a change in the par value of the Common Stock or the Series B Preferred Stock.

         (f) In case any other stock (other than Common Stock) or other securities (including any class or series of Preferred Stock) of any other entity (corporate or otherwise) or the Company ("Other Securities") shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company or to subscription, purchase or other acquisition for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this
Section 15, the conversion rights of the Notes, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 15 with respect to the Series A Conversion Price (with corresponding adjustment to the Series B Conversion Price as set forth herein) shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the conversion of the Notes, so as to protect the Holders of against the effect of such dilution.

         (g) The Company shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A Notes and Series B Notes, such number of its duly authorized Common Stock and Series B Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Notes and Series B Notes. The Company covenants that all shares of Common Stock and Series B Preferred Stock issued upon conversion of Series A Notes or Series B Notes, as applicable, shall upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges.

         Section 15.6.     Effect of Reclassification, Consolidation, Merger or
                           Sale.

         If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5 applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a Holder of a number of shares of Common Stock or of one hundred (100) times the number of shares of Series B Preferred Stock issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock or Series B Preferred Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such Holder of Common Stock or Series B Preferred Stock did not exercise his rights of election, if any, as to the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock or Series B Preferred Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this
Section 15.6 the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at his address appearing on the Note register provided for in Section 2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 15.6 applies to any event or occurrence, Section 15.5 shall not apply.

         Section 15.7.     Taxes on Shares Issued.

         The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 15.8. Compliance with Governmental Requirements; Listing of Common Stock and Series B Preferred Stock.

         Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value, if any, of the shares of Common Stock or the Series B Conversion Price below the then par value, if any, of the shares of Series B Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock or Series B Preferred Stock at such adjusted Series A Conversion Price or Series B Conversion Price, as applicable.

         The Company covenants that if any shares of Common Stock or Series B Preferred Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that if at any time the Common Stock or Series B Preferred Stock shall be listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market (National Market), or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock or Series B Preferred Stock, as applicable, shall be so listed on such exchange, all Common Stock and Series B Preferred Stock issuable upon conversion of the Notes.

         Section 15.9.     Responsibility of Trustee.

         The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Series A Conversion Price or Series B Conversion Price or determine whether any facts exist which may require any adjustment of the Series A Conversion Price or Series B Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, Series B Preferred Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or Series B Preferred Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section
15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 15.10.    Notice of Holders Prior to Certain Actions.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Series A Conversion Price pursuant to Section 15.5; or

         (b) the Company shall authorize the granting to all or substantially all the Holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock or Series B Preferred Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the Note register provided for in
Section 2.4 of this Indenture, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Stock or Series B Preferred Stock of record shall be entitled to exchange their Common Stock or Series B Preferred Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

         Section 16.1.     Provisions Binding on Company's Successors.

         All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

         Section 16.2.     Official Acts by Successor Corporation.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or Officer of any corporation that shall at the time be the lawful sole successor of the Company.

         Section 16.3.     Addresses for Notices, Etc.

         Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Alterra Healthcare Corporation, 1000 Innovation Drive, Milwaukee, Wisconsin 53226. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at [ADDRESS], Attention: [TRUSTEE] Corporate Trust Department.

         The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 16.4.     Governing Law.

         This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York.

         Section 16.5. Evidence of Compliance with Conditions Precedent; Certificates to Trustee.

         Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         Section 16.6.     Legal Holidays.

         In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

         Section 16.7.     Trust Indenture Act.

         This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided, further, that this Section 16.7 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

         Section 16.8.     No Security Interest Created.

         Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

         Section 16.9.     Benefits of Indenture.

         Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Custodian, any Conversion Agent, any Registrar and their successors hereunder, the Holders of Notes and the Holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 16.10.    Table of Contents, Headings, Etc.

         The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 16.11.    Authenticating Agent.

         The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7, 3.3, and 15.2, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as Trustee hereunder pursuant to Section 8.9.

         Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture, and upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Note register.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.6.

         The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 16.11 shall be applicable to any authenticating agent.

         Section 16.12.    Execution in Counterparts.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such countervails shall together constitute but one and the same instrument.

         [TRUSTEE] hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, all as of the date first written above.

ATTEST:                              ALTERRA HEALTHCARE CORPORATION.


-------------------------------      By:
Title:                                  ----------------------------------------



                                     ATTEST:  [TRUSTEE], AS TRUSTEE




                                     By:
-------------------------------         ----------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT A

                                 [INSERT LEGEND]

                         ALTERRA HEALTHCARE CORPORATION.

        SERIES A 9.75% CONVERTIBLE SENIOR PAY-IN-KIND DEBENTURE DUE 2007

                            No. _______ CUSIP [_____]


         ALTERRA HEALTHCARE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the indenture referred to on the reverse hereof, for value received hereby promises to pay to _____________ or registered assigns, the principal sum of [___________ ($____________)] on _______________, 2007, at the office or agency of the
Company maintained for that purpose in __________, _____________, or, at the option of the Holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on July 1 and January 1 of each year, commencing July 1, 2000, on said principal sum at said office or agency, in like coin or currency or securities, as set forth in the Indenture, at the rate per annum of 9.75%, as adjusted from time to time as set forth in the Indenture, from the date of this Note. The interest payable on this Note pursuant to the Indenture on any July 1 or January 1 will be paid to the person in whose name this Note (or one or more predecessor Notes is registered at the close of business on the record date, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding such July 1 or January 1, as provided in the Indenture provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


DATED:  ____________, 2000

ATTEST:  ALTERRA HEALTHCARE CORPORATION



By:
   --------------------------------------------
Title:


[SEAL]


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

[TRUSTEE], as Trustee



By:
   --------------------------------------------
   Name:
   Title:

                            [FORM OF REVERSE OF NOTE]

                         ALTERRA HEALTHCARE CORPORATION

        SERIES A 9.75% CONVERTIBLE SENIOR PAY-IN-KIND DEBENTURE DUE 2007


         1. This Note is one of a duly authorized issue of Notes of the Company, designated as its Series A 9.75% Convertible Senior Pay-In-Kind Debentures due 2007 (herein called the "Notes"), limited to aggregate principal amount of $___________ (except for Notes issued as payment of dividends pursuant to the Indenture) issued or to be issued under and pursuant to an indenture dated as of __________, 2000 (herein called the "Indenture"), between the Company and [TRUSTEE], as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.

         2. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         3. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes as the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption thereof , or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Holders in any material respect, or impair the right to convert the Notes into Common Stock in any material respect, without the consent of the Holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of the Redemption Price pursuant to Article III or (iv) a default in respect of a covenant or provisions which under Article XI cannot be modified or amended without the consent of the Holders of all Notes then outstanding. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         4. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency or securities herein prescribed.

         5. The Notes are issuable in registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         6. The Notes will not be redeemable at the option of the Company prior to _____________, 2003. At any time after ____________, 2003, and prior to maturity, the Notes may be redeemed at the option of the Company from time to time, on such notice, on such conditions and at such price as provided in the Indenture.

         7. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the maturity date, subject to prior redemption, or, as to all or any portion hereof called for redemption, prior to the close of business on the fifth Business day preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, (and any accrued but unpaid dividends thereon) into that number of shares of the Company's Common Stock obtained by dividing the principal amount of this Note or portion thereof to be converted (together with any accrued but unpaid dividends thereon) by the Conversion Price of $_____________, as such Conversion Price is adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in ______________________, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No fractional shares will be issued upon any conversion.

         8. Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the Holder of such Notes at an amount equal to the applicable Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such Holders.

         9. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in _________________________ or at the option of the Holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         10. The Company, the Trustee, any authenticating agency, any paying agent, any conversion agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or Note this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         11. No recourse for the payment of the principal or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporation, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly waived and released.

         12. Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                CONVERSION NOTICE
                       TO: ALTERRA HEALTHCARE CORPORATION


         THE UNDERSIGNED REGISTERED OWNER OF THIS NOTE HEREBY IRREVOCABLY EXERCISES THE OPTION TO CONVERT THIS NOTE, OR THE PORTION HEREOF (WHICH IS $1,000 OR AN INTEGRAL MULTIPLE THEREOF) BELOW DESIGNATED, TOGETHER WITH ANY ACCRUED BUT UNPAID INTEREST THEREON, INTO SHARES OF COMMON STOCK OF ALTERRA HEALTHCARE CORPORATION IN ACCORDANCE WITH THE TERMS OF THE INDENTURE REFERRED TO IN THIS NOTE, AND DIRECTS THAT THE SHARES ISSUABLE AND DELIVERABLE UPON SUCH CONVERSION, AND ANY NOTES REPRESENTING ANY UNCONVERTED PRINCIPAL AMOUNT HEREOF, BE ISSUED AND DELIVERED TO THE REGISTERED HOLDER HEREOF UNLESS A DIFFERENT NAME HAS BEEN INDICATED BELOW. IF SHARES OR ANY PORTION OF THIS NOTE NOT CONVERTED ARE TO BE ISSUED IN THE NAME OF A PERSON OTHER THAN THE UNDERSIGNED, THE UNDERSIGNED WILL CHECK THE APPROPRIATE BOX BELOW AND PAY ALL TRANSFER TAXES PAYABLE WITH RESPECT THERETO. ANY AMOUNT REQUIRED TO BE PAID TO THE UNDERSIGNED ON ACCOUNT OF INTEREST ACCOMPANIES THIS NOTE.

DATED:_______________________________

                                    --------------------------------------------


                                    --------------------------------------------
                                    SIGNATURE(S)

                                    SIGNATURE(S) MUST BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK
                                    BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
                                    CREDIT UNIONS) WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM PURSUANT TO SECURITIES AND EXCHANGE
                                    COMMISSION RULE 17AD-15 IF SHARES OF COMMON
                                    STOCK ARE TO BE ISSUED, OR NOTES TO BE
                                    DELIVERED, OTHER THAN TO AND IN THE NAME OF
                                    THE REGISTERED HOLDER.



                                    --------------------------------------------
                                    SIGNATURE GUARANTEE

FILL IN FOR REGISTRATION OF SHARES OF COMMON STOCK IF TO BE ISSUED, AND NOTES IT TO BE DELIVERED, OTHER THAN TO AND IN THE NAME OF THE REGISTERED HOLDER:


---------------------------------------
(NAME)

---------------------------------------
(STREET ADDRESS)

---------------------------------------
(CITY, STATE AND ZIP CODE)

---------------------------------------

PLEASE PRINT NAME AND ADDRESS

                                             PRINCIPAL AMOUNT TO BE CONVERTED
                                             (IF LESS THAN ALL): $___________


                                             ---------------------------------
                                             SOCIAL SECURITY OR OTHER TAXPAYER
                                             IDENTIFICATION NUMBER

                                   ASSIGNMENT

FOR VALUE RECEIVED ___________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

--------------------------------------------------------------------------------
(PLEASE INSERT NAME, SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE) THE WITHIN NOTE, AND HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS

--------------------------------------------------------------------------------
ATTORNEY TO TRANSFER THE SAID NOTE ON THE BOOKS OF THE COMPANY, WITH POWER OF SUBSTITUTION IN THE PREMISES.

         IN CONNECTION WITH ANY TRANSFER OF THE WITHIN NOTE WITHIN TWO YEARS OF THE DATE OF ORIGINAL ISSUANCE OF SUCH NOTE, THE UNDERSIGNED CONFIRMS THAT SUCH
NOTE IS BEING TRANSFERRED:

                  [ ] TO ALTERRA HEALTHCARE CORPORATION OR A SUBSIDIARY THEREOF; OR

                  [ ] TO AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AND IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED; OR

                  [ ] PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED;

AND UNLESS THE BOX BELOW IS CHECKED, THE UNDERSIGNED CONFIRMS THAT SUCH NOTE IS NOT BEING TRANSFERRED TO AN "AFFILIATE" OF THE COMPANY AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (AN "AFFILIATE").

                  [ ]      THE TRANSFEREE IS AN AFFILIATE OF THE COMPANY;

DATED:_______________________

                                    --------------------------------------------


                                    --------------------------------------------
                                    SIGNATURE(S)

                                    SIGNATURE(S) MUST BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK
                                    BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
                                    CREDIT UNIONS) WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM PURSUANT TO SECURITIES AND EXCHANGE
                                    COMMISSION RULE 17AD-15 IF SHARES OF COMMON
                                    STOCK ARE TO BE ISSUED, OR NOTES TO BE
                                    DELIVERED, OTHER THAN TO AND IN THE NAME OF
                                    THE REGISTERED HOLDER.


                                    --------------------------------------------
                                    SIGNATURE GUARANTEE

                                                                       EXHIBIT B

                                 [INSERT LEGEND]

                         ALTERRA HEALTHCARE CORPORATION.

        SERIES B 9.75% CONVERTIBLE SENIOR PAY-IN-KIND DEBENTURE DUE 2007

                            No. _______ CUSIP [_____]


         ALTERRA HEALTHCARE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the indenture referred to on the reverse hereof, for value received hereby promises to pay to _____________ or registered assigns, the principal sum of [___________ ($____________)] on _______________, 2007, at the office or agency of the
Company maintained for that purpose in __________, _____________, or, at the option of the Holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on July 1 and January 1 of each year, commencing July 1, 2000, on said principal sum at said office or agency, in like coin or currency or securities, as set forth in the Indenture, at the rate per annum of 9.75%, as adjusted from time to time as set forth in the Indenture, from the date of this Note. The interest payable on this Note pursuant to the Indenture on any July 1 or January 1 will be paid to the person in whose name this Note (or one or more predecessor Notes is registered at the close of business on the record date, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding such July 1 or January 1, as provided in the Indenture provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Series B Preferred Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


DATED:  ____________, 2000

ATTEST:  ALTERRA HEALTHCARE CORPORATION



By:
   --------------------------------------
Title:


[SEAL]


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

[TRUSTEE], as Trustee



By:
   --------------------------------------
   Name:
   Title:

                            [FORM OF REVERSE OF NOTE]

                         ALTERRA HEALTHCARE CORPORATION

        SERIES B 9.75% CONVERTIBLE SENIOR PAY-IN-KIND DEBENTURE DUE 2007


         1. This Note is one of a duly authorized issue of Notes of the Company, designated as its Series B 9.75% Convertible Senior Pay-In-Kind Debentures due 2007 (herein called the "Notes"), limited to aggregate principal amount of $___________ (except for Notes issued as payment of dividends pursuant to the Indenture) issued or to be issued under and pursuant to an indenture dated as of __________, 2000 (herein called the "Indenture"), between the Company and [TRUSTEE], as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.

         2. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         3. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes as the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption thereof , or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Holders in any material respect, or impair the right to convert the Notes into Series B Preferred Stock in any material respect, without the consent of the Holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Series B Preferred Stock, (iii) a default in the payment of the Redemption Price pursuant to Article III or (iv) a default in respect of a covenant or provisions which under Article XI cannot be modified or amended without the consent of the Holders of all Notes then outstanding. Any such consent or waiver by the Holder of this Note

(unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         4. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency or securities herein prescribed.

         5. The Notes are issuable in registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         6. The Notes will not be redeemable at the option of the Company prior to _____________, 2003. At any time after ____________, 2003, and prior to maturity, the Notes may be redeemed at the option of the Company from time to time, on such notice, on such conditions and at such price as provided in the Indenture.

         7. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the maturity date, subject to prior redemption, or, as to all or any portion hereof called for redemption, prior to the close of business on the fifth Business day preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, (and any accrued but unpaid dividends thereon) into that number of shares of the Company's Series B Preferred Stock obtained by dividing the principal amount of this Note or portion thereof to be converted (together with any accrued but unpaid dividends thereon) by the Conversion Price of $_____________, as such Conversion Price is adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in ______________________, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No fractional shares will be issued upon any conversion.

         8. Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the Holder of such Notes at an amount equal to the applicable Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders thereof and convert them into Series B Preferred Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such Holders.

         9. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in _________________________ or at the option of the Holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         10. The Company, the Trustee, any authenticating agency, any paying agent, any conversion agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or Note this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         11. No recourse for the payment of the principal or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporation, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly waived and released.

         12. Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                CONVERSION NOTICE
                       TO: ALTERRA HEALTHCARE CORPORATION


         THE UNDERSIGNED REGISTERED OWNER OF THIS NOTE HEREBY IRREVOCABLY EXERCISES THE OPTION TO CONVERT THIS NOTE, OR THE PORTION HEREOF (WHICH IS $1,000 OR AN INTEGRAL MULTIPLE THEREOF) BELOW DESIGNATED, TOGETHER WITH ANY ACCRUED BUT UNPAID INTEREST THEREON, INTO SHARES OF SERIES B PREFERRED STOCK OF ALTERRA HEALTHCARE CORPORATION IN ACCORDANCE WITH THE TERMS OF THE INDENTURE REFERRED TO IN THIS NOTE, AND DIRECTS THAT THE SHARES ISSUABLE AND DELIVERABLE UPON SUCH CONVERSION, AND ANY NOTES REPRESENTING ANY UNCONVERTED PRINCIPAL AMOUNT HEREOF, BE ISSUED AND DELIVERED TO THE REGISTERED HOLDER HEREOF UNLESS A DIFFERENT NAME HAS BEEN INDICATED BELOW. IF SHARES OR ANY PORTION OF THIS NOTE NOT CONVERTED ARE TO BE ISSUED IN THE NAME OF A PERSON OTHER THAN THE UNDERSIGNED, THE UNDERSIGNED WILL CHECK THE APPROPRIATE BOX BELOW AND PAY ALL TRANSFER TAXES PAYABLE WITH RESPECT THERETO. ANY AMOUNT REQUIRED TO BE PAID TO THE UNDERSIGNED ON ACCOUNT OF INTEREST ACCOMPANIES THIS NOTE.

DATED:
      -------------------------


                                    -------------------------------------------

                                    -------------------------------------------
                                    SIGNATURE(S)

                                    SIGNATURE(S) MUST BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK
                                    BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
                                    CREDIT UNIONS) WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM PURSUANT TO SECURITIES AND EXCHANGE
                                    COMMISSION RULE 17AD-15 IF SHARES OF SERIES
                                    B PREFERRED STOCK ARE TO BE ISSUED, OR NOTES
                                    TO BE DELIVERED, OTHER THAN TO AND IN THE
                                    NAME OF THE REGISTERED HOLDER.


                                    -------------------------------------------
                                    SIGNATURE GUARANTEE

FILL IN FOR REGISTRATION OF SHARES OF SERIES B PREFERRED STOCK IF TO BE ISSUED, AND NOTES IT TO BE DELIVERED, OTHER THAN TO AND IN THE NAME OF THE REGISTERED
HOLDER:



-----------------------------
(NAME)


-----------------------------
(STREET ADDRESS)


-----------------------------
(CITY, STATE AND ZIP CODE)

PLEASE PRINT NAME AND ADDRESS

                                    PRINCIPAL AMOUNT TO BE CONVERTED (IF LESS
                                    THAN ALL): $___________


                                    -----------------------------------------
                                    SOCIAL SECURITY OR OTHER TAXPAYER
                                    IDENTIFICATION NUMBER

                                   ASSIGNMENT

FOR VALUE RECEIVED ___________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO


_______________________________________________________________________________

(PLEASE INSERT NAME, SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE) THE WITHIN NOTE, AND HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS
_______________________________________________________________________________
ATTORNEY TO TRANSFER THE SAID NOTE ON THE BOOKS OF THE COMPANY, WITH POWER OF SUBSTITUTION IN THE PREMISES.

         IN CONNECTION WITH ANY TRANSFER OF THE WITHIN NOTE WITHIN TWO YEARS OF THE DATE OF ORIGINAL ISSUANCE OF SUCH NOTE, THE UNDERSIGNED CONFIRMS THAT SUCH
NOTE IS BEING TRANSFERRED:

                  [ ] TO ALTERRA HEALTHCARE CORPORATION OR A SUBSIDIARY THEREOF; OR

                  [ ] TO AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AND IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED; OR

                  [ ] PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED;

AND UNLESS THE BOX BELOW IS CHECKED, THE UNDERSIGNED CONFIRMS THAT SUCH NOTE IS NOT BEING TRANSFERRED TO AN "AFFILIATE" OF THE COMPANY AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (AN "AFFILIATE").

                  [ ]      THE TRANSFEREE IS AN AFFILIATE OF THE COMPANY;

DATED:
      --------------------------


                                    -------------------------------------------

                                    -------------------------------------------
                                    SIGNATURE(S)

                                    SIGNATURE(S) MUST BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK
                                    BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
                                    CREDIT UNIONS) WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM PURSUANT TO SECURITIES AND EXCHANGE
                                    COMMISSION RULE 17AD-15 IF SHARES OF SERIES
                                    B PREFERRED STOCK ARE TO BE ISSUED, OR NOTES
                                    TO BE DELIVERED, OTHER THAN TO AND IN THE
                                    NAME OF THE REGISTERED HOLDER.


                                    -------------------------------------------
                                    SIGNATURE GUARANTEE

                                                                       EXHIBIT C

                           AMENDED AND RESTATED BYLAWS
                                       OF
                         ALTERRA HEALTHCARE CORPORATION
                    (F/K/A ALTERNATIVE LIVING SERVICES, INC.)

                             A Delaware Corporation

                           (effective ________, 2000)


                                    ARTICLE 1
                                     OFFICES

         Section 1.1 Registered office. The registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation's registered agent at such address shall be CT Corporation System.

         Section 1.2 Other offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS


         Section 2.1 Place and Time of Meetings. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting. The date, time and place of the annual meeting, either within or without the State of Delaware, shall be determined by resolution of the Board of Directors. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the Chief Executive Officer for any purpose and shall be called by the Secretary if directed by the Board of Directors.

         Section 2.2 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a written notice thereof to the stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to the stockholder at stockholder's post office address furnished by stockholder to the Secretary of the Corporation for such purpose or, if stockholder has not furnished to the Secretary stockholder's address for such purpose, then at stockholder's post office address last known to the Secretary, or by transmitting a notice thereof to stockholder at such address by telegraph, cable or facsimile telecommunication. Notice shall be deemed given upon delivery (if by hand) or upon deposit in the mail (if by mail) or upon stockholder's receipt (if by telegraph, cable or facsimile).

         Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who waives such notice, and such notice shall be deemed waived by any stockholder who attends such meeting in person or by proxy, except by a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 2.3 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such notice is otherwise expressly required by law or hereunder. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, the notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

         Section 2.4 List of Stockholders. The Secretary shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and specifying the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence of which stockholders are entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.5 Quorum. Except as otherwise provided by law or the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock of all classes of capital stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power to adjourn the meeting to another time and/or place by the affirmative vote of the holders of a majority of such shares.

         Section 2.6 Voting; Proxies.

                           (a) At each meeting of the stockholders, each
                  stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and held by the stockholder and registered in the stockholder's name on the books of the Corporation:

                                    (i) on the date fixed pursuant to Section
                           7.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                                    (ii) if no such record date is so fixed,
                           then (a) at the close of business on the day next preceding the day on which notice of the meeting is given or (b) if notice of the meeting is waived, at the close of business on the day next preceding the day on which the meeting is held.

                           (b) Unless otherwise provided in a shareholders
                  agreement, persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote such shares, unless in the pledgor's transfer on the books of the Corporation he expressly empowered the pledgee to vote such shares, in which case only the pledgee or the pledgee's proxy may represent and vote such stock. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

                           (c) Unless otherwise provided in a shareholders
                  agreement, voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless that proxy shall provide for a longer period. A duly executed proxy shall be irrevocable if it so states and if, and only for so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder who may have given a proxy prior to any meeting shall not, solely by attending such meeting, revoke the same unless he notifies the secretary of the meeting of his intent to revoke the proxy, in writing, prior to the voting of the proxy. At any meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law) shall be decided by the vote of a


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

                  majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. Voting at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

         Section 2.7 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board of Directors, or in the absence of such designation by a Chairman chosen at the meeting by the stockholders attending. The Corporation's Secretary shall act as secretary of the meeting, but in his or her absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

                                    ARTICLE 3
                               BOARD OF DIRECTORS


         Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 3.2 Number and Term of Office. For so long as the Senior Securities Condition (hereinafter defined) is met, the Board of Directors shall be comprised of nine (9) directors, four (4) of whom shall be elected by the holders of the Series A 9.75% Cumulative Convertible Pay-in-Kind Preferred Stock (the "Series A Stock") of the Corporation (the "Series A Directors"), and five
(5) of whom shall be elected by the holders of the Common Stock, $.01 par value (the "Common Stock") of the Corporation (the "At-Large Directors"). At such time as the Senior Securities Condition is no longer met, the Board of Directors shall be comprised of nine (9) directors elected by the holders of the Common Stock, all of whom shall be At-Large Directors. Directors need not be stockholders of the Corporation. The directors of the Corporation shall hold office until their successors shall have been duly elected or appointed and shall qualify or until their resignation or removal in the manner hereinafter provided.

         Section 3.3 Election of Directors. At each annual meeting of the stockholders, the holders of the Common Stock, voting together as a class, shall elect the At-Large Directors and, for so long as the Senior Securities Condition is met, the holders of the Series A Stock shall elect the Series A Directors, each of whom shall hold office for a term of one year or until a successor is elected and qualified.

         Section 3.4 Resignations; Removal. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, immediately upon its receipt by the Board or Secretary. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the holders of a majority of shares of (i)


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

Common Stock, in the case of an At-Large Director and (ii) Series A Stock, in the case of a Series A Director.

         Section 3.5 Vacancies. Any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by the remaining At-Large Directors (in the case of an At-Large Director), the remaining Series A Directors (in the case of a Series A Director) or by the holders of the Common Stock (in the case of an At-Large Director), or the holders of the Series A Stock (in the case of a Series A Director), in each case by a plurality of the votes cast at a meeting of such stockholders. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner provided herein.

         Section 3.6 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

         Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 3.7 Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors, and notice of such annual meeting shall not be required.

         Section 3.8 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as required by law, notice of regular meetings need not be given.

         Section 3.9 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, Chief Executive Officer or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by facsimile telecommunication, telegraph or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting other than a director who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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

         Section 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws (including, without limitation, Section 3.11 hereof) or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. If no quorum exists, a majority of directors present at any meeting may adjourn the same from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

         Section 3.11 Special Majority Approval. For so long as (A) in the aggregate, in excess of $50 million of face amount (or stated value, as applicable) of (i) Series A Stock, (ii) Series A 9.75% Pay-in-Kind Convertible Debentures, and (iii) Series B 9.75% Non-Voting, Pay-in-Kind Preferred Convertible Debentures of the Corporation (collectively, the "Senior Securities") remain outstanding and (B) any shares of Series A Stock remain outstanding (this state of affairs referred to herein as the "Senior Securities Condition"), the following actions of the Corporation or, if applicable, of the Subsidiaries (hereinafter defined), shall require the approval of at least seven
(7) of the nine (9) members of the Board of Directors (such approval referred to herein as a "Special Majority"):

                  (i) The addition, deletion or amendment of any provision in the bylaws or certificate of incorporation of the Corporation or any restatement of the bylaws or certificate of incorporation of the Corporation;

                  (ii) Any change in the size or structure of the Board of Directors of the Corporation;

                  (iii) The appointment or election of the Chairman of the Board of the Corporation;

                  (iv) Adoption of annual operating and capital budgets for the Corporation and its Subsidiaries;

                  (v) Any borrowings or renewals or extensions of borrowings by the Corporation or Subsidiaries involving, or the establishment of any credit facilities contemplating borrowings of, in excess of $5,000,000;

                  (vi) Issuance of any capital stock by the Corporation or any Subsidiary that after the event or events described herein will not be a wholly owned Subsidiary ( a "Partial Sub") or of any security convertible into, or exchangeable for, shares of capital stock of the Corporation or any Partial Sub or the issuance by the Corporation or any Partial Sub of any option, warrant or right to purchase any such capital stock or securities or of any arrangement that provides a share or interest in their capital or earnings, excluding (i) the approval of employee stock option plans or the grant of options thereunder to employees; (ii) the issuance of the Series A Preferred Stock, the Series A 9.75% Convertible Pay-in-Kind Debentures ("Series A Debentures"), and the Series B 9.75% Convertible Pay-in-Kind Debentures (the "Series B Debentures") pursuant to the Purchase

                           Agreement dated as of April __, 2000 related thereto, as amended; (iii) the issuance of any pay-in-kind dividend or coupon on the Series A Preferred Stock, the Series A Debentures and the Series B Debentures, together with the issuance of any securities upon the conversion, exchange or exercise of any other related right in accordance with the terms thereof (any such securities so issued, the "Derivative Securities");
                           (iv) the issuance of any securities upon the conversion, exchange or exercise of any other related right in accordance with the terms of any Derivative Securities issued; and (v) the issuance of such shares or securities pursuant to the exercise of convertible securities or options outstanding as of the effective date of these Amended and Restated Bylaws or subsequently issued with the approval of a Special Majority;

                  (vii) The guaranty by the Corporation or any of its Subsidiaries of the debts, liabilities or obligations of any third party (other than the Corporation or any wholly-owned Subsidiary) or the lending by them of funds to any third party, in either case where the amount involved exceeds $5,000,000;

                  (viii) The declaration of dividends on any class of the capital stock of the Corporation or the redemption of any shares of capital stock of the Corporation excluding dividends payable on the Series A Preferred Stock and excluding any mandatory redemption of the Series A Preferred Stock or any capital stock that are Derivative Securities;

                  (ix) The establishment of committees of the Board of Directors of the Corporation and the election or appointment of members of all committees of the Board of Directors of the Corporation;

                  (x) Any matter or series of related matters involving capital expenditures or commitments by the Corporation and Subsidiaries exceeding $5,000,000 in the aggregate;

                  (xi) Any disposition by the Corporation or any Subsidiary of assets resulting in net proceeds to the Corporation and Subsidiaries of $5,000,000 or more or a loss of $2,000,000 or more;

                  (xii) Any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction to which the Corporation is a party or in which capital stock of the Corporation would be issued, converted or otherwise modified;

                  (xiii) The taking or instituting of proceedings for the winding-up, dissolution or liquidation of the Corporation;

                  (xiv) Any modification of the Corporation's shareholder rights plan; and

                  (xv) The employment of or termination of any of the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of the

                           Corporation, the terms of employment thereof and the approval of the annual compensation and bonuses of such officers.

"Subsidiary" means, for purposes hereof, any corporation, limited partnership, limited liability company or other business entity in which the Corporation or one or more of its Subsidiaries or the Corporation and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by the Corporation or one or more of its Subsidiaries or the Corporation and one or more of its Subsidiaries.

         Section 3.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

         Section 3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each director for any expense incurred on account of attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

         Section 3.14 Committees. By resolution passed by a Special Majority, the Board may designate one or more committees. Any such committee, to the extent provided in the Board's resolution and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers requiring it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee and that member's alternate, if the Board appoints alternates, the member or members thereof present at any meeting and not disqualified from voting (whether or not the member or members constitute a quorum) may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Corporation has elected to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware.

         Section 3.15 Committee Rules. Each committee of the Board of Directors may elect from its members a chairman of the committee and may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by resolution of the Board designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.

         The members of each committee of the Board of Directors may participate in committee proceedings by means of conference telephone or similar communications equipment by means


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

of which all persons participating in the proceeding can hear each other, and such participation shall constitute presence in person at such proceedings.

         Section 3.16 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or any committee designated by the Board at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                    ARTICLE 4
                                    OFFICERS

         Section 4.1 Number. The officers of the Corporation shall be chosen by the Board and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of President and Secretary.

         Section 4.2 Election; Term of Office; Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with
Section 4.3, shall be elected annually by the Board at the first meeting thereof held after the election of the Board. Each officer shall hold office until his successor has been duly chosen and qualifies or until his resignation or removal in the manner hereinafter provided.

         Section 4.3 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.1, the Board may appoint such other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

         Section 4.4 Resignation; Removal. Any officer or agent may resign at any time upon written notice to the Board or the Secretary of the Corporation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.5 Vacancies. A vacancy in any office caused by death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term of that office by a majority vote of the directors then in office.


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

         Section 4.6 Chairman of the Board ("Chairman"). The Chairman, if one is elected, shall preside at all meetings of the Board and stockholders; and shall perform such other duties and have such other powers as the Board may from time to time prescribe. In addition to the Chief Executive Officer and the President, the Chairman shall have authority to execute bonds, mortgages and other contracts (whether or not requiring a seal), except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof are expressly delegated by the Board to some other officer or agent of the Corporation.

         Section 4.7 The Chief Executive Officer. The Chief Executive Officer ("CEO"), if one is elected, shall be the chief executive officer of the Corporation; shall have general and active management of the business of the Corporation; shall, in the absence of the Chairman, preside at meetings of the Board and stockholders; and shall see that all orders and resolutions of the Board are carried into effect. In addition to the Chairman and the President, the CEO shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof are expressly delegated by the Board to some other officer or agent of the Corporation.

         Section 4.8 The President. The President, subject to the direction of the CEO, if one is elected, shall have general and active management of the business of the Corporation; shall, in the absence of the Chairman and the CEO, preside at meetings of the Board and stockholders; and shall see that all orders and resolutions of the Board and the CEO are carried into effect. In addition to the Chairman and the CEO, the President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board to some other officer or agent of the Corporation.

         Section 4.9 Chief Operating Officer. The Chief Operating Officer ("COO"), subject to the direction of the President, shall have general management responsibility for the day-to-day business and operations of the Corporation, and shall perform such other duties and exercise such other powers as the Board, the CEO or the President may, from time to time, determine or these Bylaws may prescribe.

         Section 4.10 Vice President. The Vice President, or if there shall be more than one, the vice presidents shall perform such other duties and have such other powers as the Board, the CEO or the President may, from time to time, determine or these bylaws may prescribe.

         Section 4.11 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board and all meetings of the stockholders; shall record all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose; and shall perform like duties for the Board's standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board; shall perform such other duties as may be prescribed by the Board, the CEO or the President, under whose supervision he or she shall act; shall have custody of the corporate seal of the Corporation; and shall have authority to affix the same to any instrument requiring it and, when it is so affixed, may attest it by his or her signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         Section 4.12 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements; and shall render to the CEO, the President and the Board, at its regular meetings or when the Board so requires, an account of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         Section 4.13 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE 5
                                 INDEMNIFICATION


         Section 5.1 Action, Etc. Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his or her conduct was unlawful.

         Section 5.2 Actions, Etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of the State of Delaware or such other court shall deem proper.

         Section 5.3 Determination of Right of Indemnification. Any indemnification under Section 5.1 or 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.1 or 5.2. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Section 5.4 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or 5.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5.5 Right to Advancement of Expenses. Expenses (including attorneys' fees) incurred by a director in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director, shall be paid by the

Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advancement of expenses shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified for such expenses. Expenses (including attorneys' fees) incurred by an officer in defending a civil, criminal, administrative, or investigative action, suit or proceeding by reason of the fact that he or she is or was an officer, employee or agent of the Corporation may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if and as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid or advanced by the Corporation if and as authorized by the Board in the specific case and upon such terms and conditions as the Board deems appropriate.

         Section 5.6 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5.7 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 5.8 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         Section 5.9 Other Enterprises, Fines, and Serving at Corporation's Request. For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee


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

benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as used in this Article.

         Section 5.10 Right of Indemnitee to Bring Suit or Proceeding. The rights to indemnification and to the advancement of expenses conferred in this
Article 5 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any repeal or modification of the provisions of this Article 5 shall be prospective only and shall not adversely affect any right or protection hereunder of any person with respect to any action, suit or proceeding arising out of or relating to any act or omission occurring prior to the time of such repeal or modification. If a claim under this Article 5 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses by a director, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring a suit or other proceeding against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or proceeding, or in a suit or proceeding brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses (including attorneys' fees) of prosecuting or defending such suit or proceeding. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit or proceeding that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit or proceeding brought by the indemnitee, be a defense to such suit or proceeding. In any such suit or proceeding brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover the advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 5 or otherwise, shall be on the Corporation.

                                    ARTICLE 6
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


         Section 6.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         Section 6.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

         Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power is delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the CEO, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money that are payable to the order of the Corporation.

         Section 6.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power is delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                    ARTICLE 7
                                      STOCK


         Section 7.1 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the CEO, the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature was placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except as provided in Section 7.4.

         Section 7.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Whenever any transfer of shares is made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         Section 7.3 Regulations. The Board may make such rules and regulations as it may deem expedient (if not inconsistent with these Bylaws) concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         Section 7.4 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

         Section 7.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders (or any adjournment thereof) or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting, the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                    ARTICLE 8
                                  MISCELLANEOUS


         Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

         Section 8.2 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

         Section 8.3 Waiver of Notices. Whenever notice is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         Section 8.4 Amendments. Except as expressly provided herein, these Bylaws, or any of them, may be amended, modified, repealed or adopted and new Bylaws may be made (i) by the Board, acting at any meeting of the Board, acting by Special Majority, or (ii) by the holders of the Common Stock and Series A Stock, each voting as a separate class, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Except as expressly provided herein, any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.


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

                                                                       EXHIBIT D





                             [INTENTIONALLY OMITTED]

                                                                       EXHIBIT E

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                          THIRD PARTY INVESTORS I, LLC



         THIS OPERATING AGREEMENT (this "Agreement") of Third Party Investors I, LLC, a Delaware limited liability company (the "Company"), is adopted as of _______, 2000 (the "Effective Date"), by Alterra Healthcare Corporation, a Delaware corporation ("Sole Member"), as the sole member of the Company.

         The Company was formed as a limited liability company under the Delaware Limited Liability Company Act (the "Act"), pursuant to a Certificate of Formation that was filed on December 29, 1998 with the Secretary of State of Delaware.

         Sole Member is the sole member of the Company. As provided in the Act, the entire management of the Company is vested in Sole Member as the sole member. This Agreement is the limited liability company agreement of the Company and supersedes in its entirety that certain Amended and Restated Operating Agreement dated June 30, 1999, which governed the Company prior to the Effective Date. As of the Effective Date, the Company shall be governed by the Act and this Agreement.

         Sole Member intends that the Company be disregarded as a separate entity for Federal income tax purposes pursuant to Treasury Regulations ss. 301.7701-3. Accordingly, no election to the contrary shall be filed by or on behalf of the Company and all income, gain, loss, deduction and credit of the Company shall be reported by Sole Member on its returns.

         IN WITNESS WHEREOF, Sole Member has duly executed this Amended and Restated Operating Agreement as of the Effective Date.


                                  SOLE MEMBER:

                                  ALTERRA HEALTHCARE CORPORATION,
                                  a Delaware corporation



                                  By:
                                     ----------------------------
                                  Name:
                                  Title: